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                                                                   Exhibit 10.13

                                OPTION AGREEMENT

                                 TEJON RANCHCORP

                                       AND

                          PASTORIA ENERGY FACILITY, LLC

                                 APRIL 30, 1999
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      This Option Agreement is made and entered into in Los Angeles, California as of April 30, 1999 between Tejon Ranchcorp, a California corporation ("Ranchcorp"), and Pastoria Energy Facility, LLC, a Delaware limited liability company ("PEF"). Capitalized terms used in this Agreement have the meanings stated in Section 12 of this Agreement or the provisions there referred to.

                                    RECITALS

      Ranchcorp is the owner of the Tejon Ranch. PEF is a special purpose entity created for the purpose of developing a merchant power plant to be located on a portion of the Tejon Ranch. (This merchant power plant together with the associated improvements serving it as described in the Easement Agreement are collectively referred to in this Agreement as the "Project"). Ranchcorp and PEF and certain of their Affiliates have agreed to work together toward development of the Project pursuant to a Transaction Agreement of even date herewith between the Tejon Interests and the Developer Interests (the "Transaction Agreement").

      IN THIS CONTEXT, the parties agree as follows:

Section 1.  Grant of Option and Easements.

      1.1 Project Site. Ranchcorp hereby grants to PEF an option, subject to all of the terms and conditions of this Agreement and on the terms and conditions set forth in the Lease, to lease up to 35 contiguous acres of unimproved land (the "Project Site") within the area described in Schedule 1.1 (the "Site Selection Area"). Notwithstanding the foregoing, the Project Site does not include, and Ranchcorp expressly reserves to itself, all water, water rights and water stock (other than the right to use ground water from a well drilled for the purpose of providing basic water service to the Project only for drinking, bathrooms, kitchens, landscape irrigation and other comparable uses), minerals and mineral rights belonging to the Project Site; provided that Ranchcorp shall have no surface rights related to any minerals or mineral rights, and shall not, in the exercise of any mineral rights, disturb the surface of the Project Site or drill at a depth which is less than five hundred (500) feet below the surface of the Project Site.

      1.2 Easement Rights. Ranchcorp hereby grants to PEF an option to obtain from Ranchcorp certain easements (the "Easement Rights") within the areas described in Schedule 1.2 (the "Easement Selection Areas") (which include the Site Selection Area but which do not include any land owned in fee by the California Department of Water Resources), along the routes generally set forth therein, subject to all of the terms and conditions of this Agreement and on the terms and conditions set forth in the Easement Agreement. PEF shall have the right to exercise such option to obtain the easements described in the Easement Agreement within all or any portion of the Easement Selection Area, subject only to Section 3.2(d) of the Lease. The real property subject to the Easement Rights as located pursuant to Section 1.4 is referred to in this Agreement as the "Easement Parcels."

      1.3 Option; Option Property. The options described in Sections 1.1 and 1.2 are collectively referred to in this Agreement as the "Option." The Project Site and the Easement Parcels are collectively referred to in this Agreement as the "Property."
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      1.4 Location of Project Site and Easement Rights. On or before the earlier of (i) the exercise of the Option under Section 4.1, and (ii) October 1, 2000, PEF shall fix the location of (a) the Project Site by designating no more than 35 contiguous acres in the Site Selection Area identified by legal description in a notice to Ranchcorp, and (b) the Easement Rights by providing a legal description of the easement centerlines which shall be within the Easement Selection Area and along the routes generally set forth in Schedule 1.2. Failure to locate the Project Site and Easement Rights by October 1, 2000, shall entitle Ranchcorp to fix such location by notice to PEF.

      1.5 Ranchcorp's Representations and Warranties.

      (a) Now and Until Selection Date. Ranchcorp represents and warrants that the following facts and circumstances are now true and correct, and will continue to be true and correct until the date (the "Selection Date") on which the locations of the Project Site and the Easement Rights have been fixed pursuant to Section 1.4:

      (i) Ranchcorp is now and will on the Closing Date be the owner of fee simple title to the Site Selection Area. The Site Selection Area includes at least 35 contiguous acres (a) which are free and clear of Material Title Defects, except for those (if any) set forth in Schedule 1.5(a)(i)), and (b) which are not affected by any Material Environmental Condition.

      (ii) Ranchcorp is now and will on the Closing Date be the owner of fee simple title to the Easement Selection Areas; provided Ranchcorp may sell or otherwise convey fee title to all or any portion of the Easement Selection Areas (other than the Site Selection Area) so long as prior to doing so, the Easement Agreement is duly executed and recorded as to the portion of the Easement Selection Areas sold or conveyed (after appropriate modification of the Easement Agreement and the Lease to reflect the fact that the Easement Agreement and Lease will not be executed concurrently, as is contemplated at the date of this Agreement), or other arrangements reasonably satisfactory to PEF are made which will enable Ranchcorp to grant the Easement Rights over that portion of the Easement Selection Areas on the Closing Date. The Easement Selection Areas include (along the routes generally set forth in Schedule 1.2) linear routes (a) which are free and clear of Material Title Defects except for those (if any) set forth in Schedule 1.5(a)(ii), (b) which are not affected by any Material Environmental Condition, and (c) which will provide PEF with uninterrupted linear access (except for land contiguous to the California Aqueduct owned by the California Department of Water Resources ("DWR") in fee) from the Project Site to each of the Identified Facilities. The "Identified Facilities" are (i) the Pastoria substation, (ii) the Edmonston Pumping Station, (iii) the natural gas pipeline jointly owned by Kern River Gas Transmission Company and Mojave Pipeline Company, (iv) the California Aqueduct right-of-way in the vicinity of the Project Site, (v) the water pipelines of Wheeler Ridge Maricopa Water Storage District ("WRM") in the vicinity of the Project Site, (vi) the proposed location of a water bank facility which may be constructed in the vicinity of the Project Site by WRM or a joint powers authority of which it is a member, and
(vii) the wells operated by Drilling and Production Company in the vicinity of the Project Site, proposed for use as injection wells, and (viii) the Edmonston Pumping Plant Road.

A "Title Condition" is any lien, lease, encumbrance, restriction or other title matter affecting the Property. A "Material Title Defect" is any Title Condition that would materially affect the construction, operation or maintenance of the Project or enforcement of creditors' rights by any lender who provides financing for the Project. A Title Condition will not be considered a Material Title Defect if (i) it creates an obstacle to construction or requires other corrective work not materially greater than customarily found in the pipeline industry, the electricity transmission


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industry or in the construction of power plants comparable to the Project, or
(ii) it results in additional construction costs associated solely with the expense of crossing an existing non-exclusive easement located on the Selection Areas.

      (b) Nature and Survival. Each representation and warranty contained in this Section 1.5 shall be considered material and be effective notwithstanding any investigation of the matters covered thereby by or on behalf of either of the Developer Interests or any knowledge (actual or constructive) on the part of either of the Developer Interests as to the truth or accuracy (or falseness or inaccuracy) thereof. The warranties regarding ownership of the Selection Areas set forth in the first sentences of Sections 1.5(a)(i) and 1.5(a)(ii) shall be remade as of the Closing Date and shall survive the Closing Date, but as of the Closing Date shall apply only to the Project Site and the Easement Parcels respectively. However, the other warranties set forth in this Section 1.5 shall not survive the Selection Date.

      (c) Breach; Other. In the event any material breach of any of the representations and warranties of Ranchcorp set forth in Section 1.5(a) shall exist or occur prior to the Selection Date, then Ranchcorp shall, upon demand made by PEF prior to the Selection Date, refund to PEF all payments made by PEF under Section 2 prior to the date of its demand, together with interest thereon at the rate of 10 percent per annum without compounding from the date of payment thereof by PEF to the date of refund by Ranchcorp, whereupon this Agreement and the Transaction Agreement shall terminate. PEF's remedies under the preceding sentence shall be its sole and exclusive remedies against Ranchcorp on account of any breach of Ranchcorp's representations and warranties set forth in this
Section 1.5, except that a breach of any of the representations and warranties set forth in the first sentences of Sections 1.5(a)(i) and 1.5(a)(ii) shall entitle PEF to the remedies set forth in Section 10 and those remedies shall survive the termination of this Agreement.

      1.6 Memorandum of Option. Concurrently with the execution of this Agreement Ranchcorp shall execute and acknowledge a memorandum of option in the form attached as Schedule 1.6 (the "Option Memorandum"). In the event the Developer Interests record the Option Memorandum in the Official Records of Kern County, the Developer Interests shall be responsible for payment of all fees and taxes associated with such recording.

Section 2.  Initial Obligation

      2.1 Payments by PEF. In consideration of Ranchcorp entering into this Agreement and of the Tejon Interests entering into the Transaction Agreement, PEF agrees, subject to Section 2.2, to pay $5 million to Ranchcorp (the "Initial Obligation"). The unpaid principal portion of the Initial Obligation will bear interest at 10 percent per annum without compounding from the date of this Agreement until the date (if any) of payment in full, and be payable, subject to Section 2.2, as follows:

               ---------------------------------------------------
                     Payment Date             Payment Amount
               ---------------------------------------------------
               April 30, 1999                 $500,000
               ---------------------------------------------------
               June   1,    1999    and
               Monthly  Thereafter
               Until Financial Closing        $100,000
               ---------------------------------------------------

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               -------------------------------------------------------------
                     Payment Date             Payment Amount
               -------------------------------------------------------------
               December 30, 1999              $250,000
               -------------------------------------------------------------
               Earlier of (x) October
               1, 2000, and (y) the
               Data/Water Adequacy Date       $1 million
               -------------------------------------------------------------
               Date  of Financial             The  unpaid  balance  (if
               Closing                        any) of the Initial
                                              Obligation, together with all
                                              accrued  unpaid interest
               -------------------------------------------------------------

The "Data/Water Adequacy Date" is the first date on which each of the following conditions is satisfied: (i) the CEC shall have determined that the Project AFC is complete and data adequate within the meaning and for purposes of 20 CCR
Section 1709 and (ii) PEF shall have entered into a contract for the supply of cooling water to the Project which is satisfactory to PEF or the Project AFC shall specify air cooling as the primary cooling solution. PEF shall notify Ranchcorp when a satisfactory water contract has been entered into, and shall update Ranchcorp periodically on the status of its efforts to enter into such a water contract.

PEF may prepay any or all of the Initial Obligation at any time and for any or no reason as PEF deems appropriate, without premium or penalty.

      2.2 Termination of Initial Obligation. By notice to Ranchcorp, PEF may terminate the Initial Obligation and its obligation to make any payments under
Section 2.1 after the date of the notice. Any such notice may be given at any time and for any or no reason as PEF deems appropriate. Upon any such termination, the Option Period will end. Ranchcorp will have no obligation to repay any payment made under Section 2.1 prior to the date of termination. If Ranchcorp receives neither a termination notice nor full payment on or before the date a payment is due under Section 2.1, then, on or after ten (10) days after delivery of a notice of such non-receipt to PEF and failure of PEF to deliver a termination notice or full payment within such 10-day time period, Ranchcorp may terminate the Option, the Initial Obligation and the Transaction Agreement.

      The parties acknowledge that the Initial Obligation will not accelerate upon its termination pursuant to this Section 2.2. For example, if PEF were to terminate the Initial Obligation on July 15, 1999, PEF would have paid $700,000 to Ranchcorp prior to that date ($500,000 on April 30, 1999 and $100,000 on each of June 1 and July 1, 1999.) Upon and following such termination, PEF would not be obligated for any payments called for by Section 2.1 due subsequent to July 15, 1999, and would not be obligated for any interest. Ranchcorp would have no obligation to refund to PEF any of the $700,000 that PEF had previously paid to Ranchcorp under Section 2.1. Termination of the Initial Obligation will not negate PEF's obligation to make any payment due prior to termination but not paid prior to termination.

      This Section 2.2 is not intended to and does not in any way limit or affect any of the rights or remedies available to PEF in the event Ranchcorp defaults in the due and timely performance of any of its obligations, or is in breach of any of its representations and warranties, under this Agreement or any other agreement.


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Section 3.  Option Period

      PEF's right to exercise the Option shall commence on the date of this Agreement and shall continue until the earliest of (i) the date PEF exercises the Option by delivering notice to Ranchcorp of PEF's exercise of the Option pursuant to Section 4, (ii) 6 years after the date of this Agreement, and (iii) the date PEF or Ranchcorp terminates the Initial Obligation pursuant to Section
2.2 (the "Option Period").

Section 4.  Exercise of Option

      4.1 Exercise Notice. PEF shall exercise the Option (if at all) by delivering to Ranchcorp a written notice of exercise signed by PEF in the form attached as Schedule 4.1. Ranchcorp expressly acknowledges that PEF may decline to exercise the Option for any or no reason as PEF deems appropriate.

      4.2 Closing. No later than 15 days after PEF's exercise of the Option, the parties shall meet at the office of McCutchen, Doyle, Brown & Enersen in Los Angeles, California to consummate the lease and easement transactions contemplated by this Agreement (the "Closing Date"). No later than the Closing Date, all Initial Obligation payments shall have been paid in full. At or concurrently with this meeting:

      (a) Ground Lease and Deed of Easement. Ranchcorp and PEF shall execute and deliver the Lease and the Easement Agreement. The "Lease" is the ground lease set forth in Schedule 4.2(a).1, as modified (if at all) prior to the Closing pursuant to Section 3.4 of the Transaction Agreement or otherwise. The "Easement Agreement" is the Easement Deed and Agreement set forth in Schedule 4.2(a).2, as modified (if at all) prior to the Closing pursuant to Section 3.4 of the Transaction Agreement or otherwise.

      (b) Memorandum of Lease. The parties shall execute, acknowledge and deliver a memorandum of the Lease in the form attached to the Lease (the "Lease Memorandum").

      (c) Ranchcorp's Deliveries. Ranchcorp shall deliver to PEF: (i) a certificate of Ranchcorp remaking the representations and warranties of Ranchcorp as required under Sections 1.5(b) and 9.2, (ii) such additional documents including, but not limited to, state, county and local transfer and transaction tax forms, as applicable, as may be necessary or desirable for consummation of the transactions contemplated by this Agreement; and (iii) an opinion of Ranchcorp's counsel as provided in Section 4.4 of the Transaction Agreement.

      (d) PEF's Deliveries. PEF shall deliver to Ranchcorp: (i) such additional documents including, but not limited to, state, county and local transfer and transaction tax forms, as applicable, as may be necessary or desirable for consummation of the transactions contemplated by this Agreement; and (ii) an opinion of PEF's counsel as provided in Section 4.4 of the Transaction Agreement.

      (e) Security. PEF shall deliver to Ranchcorp a guarantee, surety bond or other form of security acceptable to Ranchcorp securing performance of PEF's obligations under Section 8.14 of the Lease (the "Decommissioning Security"). The Decommissioning Security will be issued by (i) Enron Capital & Trade Resources Corp., or (ii) Bank of America or another bank, insurer or other Person having at least the same financial capability of performing under the Decommissioning Security, or (iii) each owner of an equity interest in PEF (or if such owner is not financially capable of performing its obligations under the Decommissioning Security, by an


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Affiliate thereof which is so financially capable), who shall be severally liable under the Decommissioning Security for that portion of any payment required to be paid under the Decommissioning Security which is equal to such owner's percentage ownership of the equity interest in PEF. The Decommissioning Security shall be in the amount of $10 million. If the Decommissioning Security provides for a date of expiration earlier than the date on which PEF shall have performed its obligations under Section 8.13 of the Lease in full, the Decommissioning Security shall provide it can be drawn upon if not replaced with other Decommissioning Security no less than 30 days prior to the date of expiration. PEF shall ensure that Decommissioning Security is in place until the date on which PEF shall have performed its obligations under Section 8.13 of the Lease in full."

      (f) Recording. PEF shall cause the Lease Memorandum and Easement Agreement to be recorded in the Official Records of Kern County, California, and shall pay all amounts required to be paid to effect such recording, including any documentary transfer tax associated with the Lease. Ranchcorp will cooperate with PEF in any efforts by PEF to obtain a Leasehold Title Policy. PEF shall pay for any title insurance and endorsements it obtains.

Section 5.  Failure to Exercise the Option

      If PEF fails to exercise the Option by the end of the Option Period, or if the Option is terminated as provided in Section 2.2, then (a) Ranchcorp shall have no obligation to refund to PEF any payments theretofore made on account of the Initial Obligation; (b) PEF shall deliver to Ranchcorp a fully executed and acknowledged quitclaim deed to the Site Selection Areas; (c) this Agreement shall immediately terminate; and (d) the parties shall have no further obligations to each other except as otherwise specifically provided in this Agreement and the Transaction Agreement. This Section 5 is not intended to and does not in any way limit or affect any of the rights or remedies available to PEF in the event Ranchcorp defaults in the due and timely performance of any of its obligations, or is in breach of any of its representations and warranties, under this Agreement or any other agreement.

Section 6.  Condition of Title

      Ranchcorp represents, warrants and covenants as follows:

      6.1 Title -- Easements. On the Closing Date, the Easement Rights shall be conveyed by Ranchcorp to PEF, and Ranchcorp's title to the Easement Parcels shall be, free and clear of Material Title Defects except for those (if any) which existed of record with respect to the Easement Parcels at the Selection Date, or (ii) which otherwise have been consented to in writing by PEF since the Selection Date. If, on the Closing Date, the Easement Rights or Ranchcorp's title to the Easement Parcels is subject to any Material Title Defect not permitted by the preceding sentence, then PEF, at its election, may proceed or not with the transactions contemplated by this Agreement. In either case, PEF shall not be deemed to have waived any of its rights or remedies against Ranchcorp on account of Ranchcorp's default under this Section 6.1 (or any other provision of this Agreement), and PEF shall be free, subject only to Section
12.8 of the Transaction Agreement, to thereafter pursue all such rights and remedies.

      6.2 Title -- Leasehold. On the Closing Date, the leasehold interest in the Project Site shall be conveyed by Ranchcorp to PEF, and Ranchcorp's title to the Project Site shall be, free and clear of Material Title Defects except for those (if any) (i) which existed of record with respect to the Project Site at the Selection Date, or (ii) which have been consented to in writing by PEF since the Selection Date. If, on the Closing Date, the leasehold interest in the Project


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Site or Ranchcorp's title to the Project Site is subject to any Material Title
Defect not permitted by the preceding sentence, then PEF, at its election, may proceed or not with the transactions contemplated by this Agreement. In either case, PEF shall not be deemed to have waived any of its rights or remedies against Ranchcorp on account of Ranchcorp's default under this Section 6.1 (or any other provision of this Agreement), and PEF shall be free, subject only to
Section 12.8 of the Transaction Agreement, to thereafter pursue all such rights and remedies.

Section 7.  Rights of Entry and Inspection

      7.1 Environmental Studies and Feasibility Study. At any time and from time to time during the Option Period, PEF and its agents, employees, independent contractors and representatives shall have the right to enter upon all portions of the Site Selection Area and the Easement Selection Areas (collectively, the "Selection Areas") and, to the extent reasonably requested by PEF, other adjacent portions of the Tejon Ranch for purposes of inspecting the Selection Areas, conducting due diligence activities, tests and studies, preparing maps and surveys and all other purposes reasonably related to the leasing of the Property and the development of the Project (collectively, the "Feasibility Study"). Without limiting the foregoing, PEF shall have the right to perform a complete environmental audit of the Selection Areas and soils tests on any portion of any of the Selection Areas and, to the extent reasonably requested by PEF, other adjacent portions of the Tejon Ranch, and any other technical studies which may in PEF's sole discretion be helpful in deciding whether to exercise the Option (collectively, the "Environmental Studies"). Notwithstanding the foregoing, PEF shall obtain Ranchcorp's prior written consent, not to be unreasonably withheld, prior to the commencement of any surface-disturbing activities on any of the Selection Areas and further provided that PEF's contractors and consultants shall execute and deliver to Ranchcorp an agreement in the form attached as Schedule 7.1 prior to entry upon any of the Selection Areas or other portions of the Tejon Ranch.

      7.2 Scope of Studies. The Environmental Studies and Feasibility Study may include environmental assessments, environmental impact reports, weather monitoring, traffic studies, noise studies, water quality and availability studies, archeological and paleontological studies, seismic and slope stability studies and other studies which may be necessary or appropriate in PEF's sole discretion for PEF to completely evaluate the condition and suitability for PEF's purposes of any part of any of the Selection Areas. All studies shall be done at PEF's sole cost and at no cost or expense to Ranchcorp. Except as set forth in Schedule 7.2, PEF shall not alter the grade of any portion of any of the Selection Areas or erect any improvements prior to execution of the Lease and Easement Agreement.

      7.3 Insurance. During the Option Period, PEF shall maintain in effect in respect of its activities and operations (and furnish Ranchcorp with evidence that PEF does this) a comprehensive liability insurance policy (including owned and non-owned autos) with combined single limit coverage of $1,000,000, naming Ranchcorp as an additional insured, issued by a responsible licensed insurer. The policy shall include an endorsement that the policy shall not be canceled or subject to reduction or other modification except after 30 days prior written notice to Ranchcorp by the insurer.

      7.4 Indemnity.

      Subject to Section 12.8 of the Transaction Agreement:


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      (a) With respect to claims by PEF or by any of PEF's Agents or by third parties (other than any of the Tejon Interests) arising or claimed to arise out of the presence or activities of PEF or any of PEF's Agents on the Tejon Ranch, and to claims by PEF or by any of PEF's Agents for work performed on the Project or for materials supplied to the Project, PEF will defend, indemnify and hold Ranchcorp harmless from all actual losses, damages, liabilities, claims, expenses, causes of action, judgments and liens filed against any of the Selection Areas or against any other land or land rights owned by Ranchcorp in Kern County, California, arising directly from the actions of PEF or any of PEF's Agents, except to the extent arising (i) from active negligence, recklessness, willful misconduct or breach of contract or law by Ranchcorp or any of Ranchcorp's Agents, (ii) as a consequence of strict liability imposed upon Ranchcorp or any of Ranchcorp's Agents as a matter of law, or (iii) from the discovery or disclosure of any Hazardous Substance or other substance in, under or about the Tejon Ranch unless the presence thereof is due to any act or omission of PEF or any of PEF's Agents.

      (b) With respect to claims by Ranchcorp for physical damage to its property or for personal injury to Ranchcorp or Ranchcorp's Agents arising out of the presence of PEF or any of PEF's Agents on the Tejon Ranch, PEF will defend, indemnify and hold Ranchcorp harmless from all actual losses, damages, liens, liabilities, claims, expenses, causes of action and judgments arising directly from the actions of PEF or any of PEF's Agents, except to the extent arising (i) from negligence, recklessness, willful misconduct or breach of contract or law by Ranchcorp or any of Ranchcorp's Agents, (ii) as a consequence of strict liability imposed upon Ranchcorp or any of Ranchcorp's Agents as a matter of law, or (iii) from the discovery or disclosure of any Hazardous Substance or other substance in, under or about the Tejon Ranch unless the presence thereof is due to any act or omission of PEF or any of PEF's Agents.


Section 8. Ranchcorp's Covenants

      8.1 Delivery of Documents. Prior to the execution of this Agreement, Ranchcorp has delivered to PEF, at Ranchcorp's expense, all of the documents regarding the Site Selection Area which are to Ranchcorp's Knowledge in Ranchcorp's possession or control, and which are described in the remaining subsections of this Section 8.1 and have not previously been delivered to PEF (collectively, the "Disclosure Documents"). The Disclosure Documents do not include materials regarding the Easement Selection Areas. Ranchcorp shall respond to the extent reasonably possible to inquiries made by PEF from time to time during the Option Period, and shall make its employees available to PEF to answer questions from time to time as reasonably requested by PEF, regarding all Selection Areas.

      (a) Soils Reports. Any soils or boring reports.

      (b) Engineer's Reports. Any hydrological, environmental, geological or other similar reports.

      (c) Licenses, Etc. Copies of any licenses, permits, certificates, including, without limitation, environmental permits, licenses and approvals.

      (d) Access Agreements. Copies of all license and access agreements permitting any party access to the Site Selection Area for any reason, including, without limitation, for environmental remediation or testing.

      (e) Environmental Reports. Copies of all records, reports, data surveys, maps, assessments and other documentation concerning the environmental condition of, or the presence of any Hazardous Substance on or under or in the Site Selection Area or any adjacent portions of the Tejon Ranch or any Hazardous Substance in the ambient air surrounding the Site Selection Area, or any claims by any party relating thereto.

      (f) Agreements. Copies of written, and written descriptions of oral agreements, easements, covenants, restrictions, agreements, contracts and other documents, whether existing or, to the Knowledge of Ranchcorp, proposed as of the date of this Agreement, which (i) will affect the Site Selection Area after the Closing Date, and (ii) are not recorded in the Official Records of Los Angeles or Kern Counties.

      (g) Other Documents. All data, correspondence, documents, agreements, waivers, notices, applications and other records with respect to any of the Site Selection Area and relating to transactions with taxing authorities, governmental agencies, utilities, vendors, tenants and others with whom PEF may be dealing from and after the Closing Date.

      (h) Requested Information. Such other documents and information as PEF may reasonably request.

      8.2 Subdivision of Project Site. Promptly after the date the Selection Date, PEF, at its expense, may take all actions necessary to secure the legal subdivision of the Project Site from the remainder of the Tejon Ranch. Ranchcorp, at PEF's expense, agrees to provide support and assistance as reasonably requested by PEF in securing such subdivision.

      8.3 Operation and Maintenance. During the Option Period, Ranchcorp shall operate and maintain the Selection Areas in substantially the manner in which they are currently operated and maintained; provided, Ranchcorp may make lawful changes in its use of the Selection Areas that will not materially affect PEF's ability to construct, operate, maintain or finance the Project. Apart from routine operation and maintenance and use, Ranchcorp shall not take any action or enter into any contract affecting any of the Selection Areas without PEF's consent, which consent PEF shall not unreasonably withhold or delay; provided, Ranchcorp may take actions or enter into contracts affecting the Selection Areas that will not materially affect PEF's ability to construct, operate, maintain or finance the Project. The foregoing notwithstanding, after the Selection Date, the obligations of Ranchcorp under this Section shall apply only to the Project Site and the Easement Parcels.

Section 9.  As Is; Representations and Warranties

      9.1 In General. Except as otherwise provided in Sections 1.5, 6 and 9.2, any information or documents furnished to PEF by Ranchcorp relating to any of the Selection Areas including, without limitation, maps, surveys, studies, pro formas, reports and other information shall be deemed furnished as a courtesy to PEF but without warranty from Ranchcorp, and without representation or warranty (express or implied) as to the completeness, accuracy, or reliability thereof, or of the absence of material omissions or defects therein. With the sole exception of those representations and warranties actually set forth in Sections 1.5, 6 and 9.2, PEF has not relied and will not rely upon any representations or warranties, express or implied, affirmative or negative, concerning the Property made by Ranchcorp, Ranchcorp's employees, agents, or any other person acting on behalf of Ranchcorp. WITH THE SOLE EXCEPTION OF THOSE REPRESENTATIONS AND WARRANTIES ACTUALLY SET FORTH IN SECTIONS 1.5, 6 AND 9.2, RANCHCORP MAKES NO REPRESENTATIONS OR WARRANTIES AND


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EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED,
CONCERNING ANY OF THE SELECTION AREAS, THEIR PHYSICAL CONDITION AND THEIR SUITABILITY FOR PEF'S INTENDED USE.

      9.2 Representations and Warranties of Ranchcorp. Ranchcorp makes the following representations and warranties for the benefit of PEF as of the date of this Agreement, and (subject to Section 9.3) agrees to remake the same representations and warranties as of the Closing Date, except that when so remade the representations and warranties which concern the Selection Areas shall be deemed limited to the Property:

      (a) Transaction Agreement. All of the representations and warranties of Ranchcorp in the Transaction Agreement.

      (b) Documents. To Ranchcorp's Knowledge, the Disclosure Documents delivered pursuant to Section 8.1, except as otherwise apparent from the face of the document or as otherwise disclosed in writing, (i) are true, correct and complete copies of what they purport to be; (ii) fairly represent the factual matters stated in the documents; (iii) in the case of Disclosure Documents creating rights in favor of, or obligations binding on, Ranchcorp or the Site Selection Area, are in full force and effect; and (iv) have not been modified. Ranchcorp has not, with Knowledge, failed to deliver to PEF any Disclosure Document required to be delivered to PEF under Section 8.1.

      (c) Disclosure Schedule. To Ranchcorp's Knowledge, the narrative statements contained in Schedule 9.2(c) (the "Disclosure Schedule") fairly represent the factual matters in the statements and do not omit any material fact necessary to make the statements not misleading.

      (d) Condemnation. To Ranchcorp's Knowledge, there are no presently pending or contemplated proceedings to condemn or declare a nuisance any part of any of the Selection Areas.

      (e) No Options. Except as otherwise permitted under Sections 1.5 and 6, no Person holds any option or other right to lease (other than oil and gas leases which will not materially affect the construction, operation or maintenance of the Project or the enforcement of creditors' rights by any lender who provides financing for the Project) or purchase all or any part of any of the Selection Areas or any interest in any of the Selection Areas.

      (f) No Knowledge. Except as disclosed in the Disclosure Schedule, to Ranchcorp's Knowledge, there is no geotechnical reason or other reason pertaining to the characteristics of any part of any of the Selection Areas why, to Ranchcorp's Knowledge, a project such as the Project cannot be built, maintained and operated on the Selection Areas.

      (g) Actions and Defaults. Except as disclosed in the Disclosure Documents and the Disclosure Schedule, to Ranchcorp's Knowledge there are no existing actions, suits, proceedings, judgments, orders, decrees, arbitration awards, defaults, delinquencies or deficiencies pending, outstanding or threatened against Ranchcorp respecting any of the Selection Areas. To Ranchcorp's Knowledge, Ranchcorp has not received written notice that any part of any of the Selection Areas or its operation is not in compliance with all applicable laws, ordinances, codes, resolutions, rules, regulations, judgments, orders, covenants, conditions, restrictions, whether federal, state, local, foreign, public or private.

      (h) Agreements With Governmental Authorities. To Ranchcorp's Knowledge, there are no agreements with governmental authorities, agencies, utilities or quasi-governmental entities which affect any of the Selection Areas, other than those set forth in Schedule 1.5(a)(i) and Schedule 1.5(a)(ii) and those recorded in the official records of Kern County, California. As to the Easement Selection Areas only, the foregoing representation shall be limited to material agreements, meaning those agreements that would materially affect the construction, operation or maintenance of the Project or enforcement of creditors' rights by any lender who provides financing for the Project.

      (i) Hazardous Substances. Except as disclosed in the Disclosure Documents or the Disclosure Schedule, to Ranchcorp's Knowledge: (i) the Selection Areas are in compliance with all Environmental Laws, and neither Ranchcorp nor any other present or former owner, tenant, occupant or user of any part of any of the Selection Areas has received any notice of violation issued pursuant to any Environmental Law with respect to any part of any of the Selection Areas; (ii) neither Ranchcorp, nor any other present or former owner, tenant, occupant or user of any part of any of the Selection Areas has used, handled, generated, produced, manufactured, treated, stored, transported or Released any Hazardous Substance on, under or from any part of any of the Selection Areas, with the exception of agricultural chemicals used in connection with agricultural activities on the Selection Areas and the possible past presence in the Site Selection Area of an asphalt batch plant as indicated on the map attached hereto as Schedule 9.2(i), and (iii) there are no Hazardous Substances stored on any part of any of the Selection Areas, no Hazardous Substance has been Released on, beneath or from or in the surface or ground water associated with any part of any of the Selection Areas, and no Release of Hazardous Substances has occurred on, beneath or from any part of any of the Selection Areas at any time in the past, with the exception of agricultural chemicals used in connection with agricultural activities on the Selection Areas and the possible past presence in any of the Site Selection Area of an asphalt batch plant as indicated on the map attached hereto as Schedule 9.2(i).

      (j) Taxes. Ranchcorp has filed all required federal, state, county and municipal tax returns and has paid all taxes owed and payable to date, to the extent that any failure to do so would or could create a lien or encumbrance on any part of any of the Selection Areas.

      (k) Additional Assessments. To Ranchcorp's Knowledge, there is no basis for any additional assessment of ad valorem real or personal property taxes for time periods prior to the Closing Date with respect to any part of any of the Selection Areas, nor of any pending or proposed reassessment of any part of any of the Selection Areas.

      9.3 Changed Circumstances. In the event that Ranchcorp becomes aware of facts or circumstances after the date of this Agreement that might result in any of the representations or warranties set forth in Section 9.2 not being true as of the Closing Date, Ranchcorp shall give prompt written notice to PEF of such facts or circumstances, and upon doing so the representations and warranties as remade as of the Closing Date shall be subject to such facts or circumstances. Notwithstanding the foregoing, the representations and warranties set forth in subsections (a), (e) and (j) above are not subject to changed facts or circumstances and must be remade as of the Closing Date without exception or qualification.

      9.4 Survival. Each representation and warranty as remade pursuant to Sections 1.5(b) or 9.2 shall be considered material and survive the Closing Date notwithstanding any investigation of the matters covered thereby by or on behalf of either of the Developer Interests or any knowledge (actual or constructive) on the part of either of the Developer Interests as to the truth or accuracy (or falseness or inaccuracy) thereof.

      9.5 Reliance By Environmental Insurers. Any insurer insuring PEF against risks associated with preexisting or other Material Environmental Conditions affecting the Property shall be a third party beneficiary of and may rely on Ranchcorp's representations and warranties set forth in this Section 9 and in
Section 6. However, no such insurer shall have any greater recourse against Ranchcorp for any breach of any such representation or warranty than would PEF.

Section 10.  Default Remedies

      Subject to Section 12.8 of the Transaction Agreement and Sections 1.5 and 11.3(c) of this Agreement, if Ranchcorp defaults in the performance of any of its covenants or obligations under this Agreement, or breaches any of its representations or warranties contained in, referred to or remade pursuant to this Agreement, PEF shall be entitled to specific performance and any and all other rights and remedies available to it at law or in equity; provided, in the case of any default or breach which can be cured, PEF shall not exercise any such right or remedy unless Ranchcorp has failed to cure the default or breach within 30 days after PEF has given notice to Ranchcorp demanding the cure thereof, unless the nature of the default is such that it cannot reasonably be cured within the 30-day period, in which case Ranchcorp shall not be in default if it commences the cure within 30 days and thereafter diligently prosecutes the cure to completion.

Section 11.  Risk of Loss; Eminent Domain; Substitute Property

      11.1 Risk of Loss. This Agreement contemplates the lease of the Project Site without consideration to any improvements currently located on the Project Site. In the event of any loss, damage, or destruction of any improvements, or taking of any of improvements by condemnation or eminent domain, the loss, damage, destruction or taking shall not in any way affect any rights or obligations of the parties.

      11.2 Eminent Domain. If at any time prior to the exercise of the Option any portion of the Property is Taken, or any Taking proceedings are instituted or threatened, and PEF exercises the Option without requiring Ranchcorp to provide an alternative Project Site or alternative Easement Rights pursuant to
Section 11.3, PEF shall be obligated to consummate the lease of the Property without abatement or reduction of the rent to be paid pursuant to the Lease and Ranchcorp shall as of the Closing Date assign to PEF all of Ranchcorp's right, title and interest in the condemnation award payable for the Taking of PEF's interest in that portion of the Property.

      11.3 Substitute Property.

      (a) Ranchcorp to Provide. In the event that prior to the Selection Date PEF discovers a Title Condition affecting any of the Property, or after the Selection Date but prior to exercise of the Option:

      (i) PEF discovers (a) an environmental condition affecting the Property which will materially affect the construction, operation or maintenance of the Project or the ability of PEF to finance the Project (a "Material Environmental Condition"), or (b) another physical condition which will materially affect the construction, operation or maintenance of the Project or the ability of PEF to finance the Project; or

      (ii) in the event any Taking proceedings are instituted or threatened against any material part of the Property;

(any such condition or event described in the preceding clause (i) or (ii) being referred to in this Agreement as a "Material Condition"), Ranchcorp shall within 30 days after request therefor by PEF identify an alternative Project Site and/or alternative Easement Parcels which are suitable for the development of the Project, from which access to the WRM and DWR electric loads is as feasible physically and economically as the preferred site, and which are not affected by that Material Condition or any other Material Condition (the "Alternative Property"). If PEF approves the Alternative Property, this Agreement shall be amended to substitute the Alternative Property for the Property and a new Option Memorandum shall be recorded and/or the applicable Easement Agreement shall be amended and re-recorded to substitute the alternative Easement Rights.

      (b)   Limitation. Notwithstanding Section 11.3(a), in the event:

      (i) a Material Environmental Condition discovered after the Selection Date shall affect the Property; and

      (ii) it is not reasonably feasible for PEF to utilize Alternative Property to avoid the Material Environmental Condition; and

      (iii) a governmental authority requires cleanup or remediation of the Material Environmental Condition;

then Ranchcorp will at its option either (A) clean up or remediate the Material Environmental Condition when and to the extent required by the governmental authority, or (B) reimburse PEF for its costs incurred in cleaning up or remediating the Material Environmental Condition when and to the extent required by the governmental authority.

      (c) Limitation of Damages. In the event a Material Condition constitutes a breach of any of Ranchcorp's representations and warranties under Section 9 (which may or may not be the case), PEF shall not be entitled to damages or indemnity in respect of any loss which could be avoided by the exercise of PEF's rights under Section 11.3(a) promptly after Ranchcorp notifies PEF of the Material Environmental Condition or that Material Condition first becomes known to an officer of PEF. Ranchcorp shall not be entitled to the benefit of this
Section 11.3(c) in the event it breaches any of its obligations under Section 11.3(a). Ranchcorp acknowledges that the provision of Alternative Property under
Section 11.3(a) upon discovery of a Material Condition which constitutes a breach of any of Ranchcorp's representations and warranties under Section 9 may not avoid any loss suffered by PEF by reason of that Material Condition. Among other things, relocation of the Project Site or any Easement Right may require PEF to abandon substantial development work previously performed. PEF's claims in respect of any breach of any of Ranchcorp's representations and warranties under Section 9 shall be subject to Section 12.8 of the Transaction Agreement.

      (d) No Impairment. PEF's rights under this Section 11.3 shall not be impaired by its failure to exercise any of its rights under Section 1.5(c).

Section 12.  Glossary

      Affiliate - a Person who controls, is controlled by or is under common control with another Person, or who directly or indirectly owns 25% or more of the voting power in such other Person, or of whose voting power such other Person (or a Person holding 25% or more of the voting power in such other Person) owns 25% or more. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

   Agreement - the Option Agreement.

   Alternative Property - Section 11.3(a).

   CEC - the California Energy Commission.

   Closing Date - Section 4.2.

   Data/Water Adequacy Date - Section 2.1.

   Decommissioning Security - Section 4.2(e).

   Developer Interests - Enron Capital & Trade Resources Corp. and PEF.

   Disclosure Documents - Section 8.1.

   Disclosure Schedule - Section 9.2(d).

   DWR - Section 1.5(a)(ii).

   Easement Agreement - Section 4.2(a).

   Easement Exceptions - Section 6.1.

   Easement Parcels - Section 1.2.

   Easement Rights - Section 1.2.

   Easement Selection Areas - Section 1.2.

   Environmental Laws - all present and future federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements pertaining to the protection of human health and safety or the environment.

   Environmental Studies - Section 7.1.

   Feasibility Study - Section 7.1.

   Financial Closing - Section 15 of the Transaction Agreement.

      Hazardous Substance - any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. "Hazardous Substances" shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "Hazardous Substance," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.

      Identified Facilities - Section 1.5(a).

      Initial Obligation - Section 2.1.

      Knowledge - the knowledge, after due inquiry, of officers and employees of Ranchcorp engaged in the management and operation of any part of any of the Selection Areas, which are limited to the Senior Vice President - Livestock, Vice President - Farming, Director of Resource Management, and General Counsel; provided, however, that none of these Persons shall have any personal liability as a result of being used as the measure of Ranchcorp's knowledge in the making of Ranchcorp's representations and warranties.

      Lease - Section 4.2(a).

      Lease Memorandum - Section 4.2(b).

      Lease Term - the initial term and any extended term of the Lease.

      Material Condition - Section 11.3.

      Material Environmental Condition - Section 11.3(a)(i)(a).

      Material Title Defects - Section 1.5(a).

      Option - Section 1.1.

      Option Memorandum - Section 1.5.

      Option Period - Section 3.

      PEF - introductory paragraph.

      PEF's Agents - any Affiliate of either of the Developer Interests and any contractor, consultant, agent, employee, invitee or other Person acting at the request and for the benefit of any of the Developer Interests or any of their Affiliates.

      Persons - an individual, or a corporation, partnership, limited liability company, trust, association or other entity of any nature, or a governmental agency.

      Project - introductory paragraph.

      Project AFC - application for certification of the Project by the CEC.

      Project Site - Section 1.1.

      Project Site - Section 1.1.

      Property - Section 1.3.

      Ranchcorp - introductory paragraph.

      Ranchcorp's Agents - any Affiliate of the any of the Tejon Interests and any contractor, consultant, agent, employee, invitee or other Person acting at the request and for the benefit of any of the Tejon Interests or any of their Affiliates.

      Release - any accidental or intentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment.

      Selection Areas - Section 7.1.

      Selection Date - Section 1.5.

      Site Selection Area - Section 1.1.

      Taken or Taking - an acquisition and/or damaging, including severance damage, by eminent domain, or by inverse condemnation, or by deed or transfer in contemplation of a taking, or for any public or quasi-public use under any statute or law as described in Section 11.2.

      Tejon Interests - Ranchcorp, Tejon Ranch Co. and Pastoria Power Project
LLC.

      Tejon Ranch - the approximately 270,000 acres of real property in Kern and Los Angeles counties currently owned by Ranchcorp and known as The Tejon Ranch.

      Title Condition - Section 1.5(a).

      Transaction Agreement - introductory paragraph

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of this Agreement.


PASTORIA ENERGY FACILITY LLC,               TEJON RANCHCORP,
a Delaware limited liability company        a California corporation


By: Enron Capital & Trade Resources Corp.,  By:
its sole member                                -------------------------------
                                               Dennis Mullins
                                               Vice President

     By:
        --------------------------
        David Parquet
        Vice President

                                    SCHEDULES
1.1         Description of Site Selection Area

1.2         Description of Easement Selection Areas

1.5(a)(i)   Permitted Exceptions - Site Selection Area

1.5(a)(ii)  Permitted Exceptions - Easement Selection Areas

1.6         Memorandum of Option

4.1         Exercise Notice

4.2(a).1    Ground Lease

4.2(a).2    Easement Agreement

7.1         Access Agreement

7.2         Exceptions Regarding Grading or Improvements

9.2(c)      Disclosure Schedule

9.2(i)      Asphalt Plant

                                                                   EXHIBIT 10.14

                                  GROUND LEASE

                                 TEJON RANCHCORP

                                       AND

                          PASTORIA ENERGY FACILITY, LLC

      This Lease is entered into in Los Angeles, California as of _________, ____ between Tejon Ranchcorp, a California corporation ("Ranchcorp"), and Pastoria Energy Facility, LLC, a Delaware limited liability company ("PEF"). Capitalized terms used in this Lease have the meanings stated in Section 23 or the provisions there referred to.

                                    RECITALS

      Ranchcorp is the owner of the Tejon Ranch. PEF is a special purpose entity created for the purpose of developing a combined-cycle, natural gas-fired combustion turbine merchant electric power plant to be located on a portion of the Tejon Ranch (the "Project"). Ranchcorp and PEF and certain of their Affiliates have agreed to work together toward development of the Project pursuant to a Transaction Agreement dated April 30, 1999, between the Tejon Interests and the Developer Interests (as originally executed and as thereafter amended (if at all) in accordance with its terms, the "Transaction Agreement"). Ranchcorp and PEF also are party to an Option Agreement dated April 30, 1999 (as originally executed and as thereafter amended (if at all) in accordance with its terms, the "Option Agreement"). This Lease is being entered into following PEF's exercise of the option contained in the Option Agreement.

      IN THIS CONTEXT, the parties agree as follows:

Section 1. Premises

      Ranchcorp leases to PEF, and PEF leases from Ranchcorp, that certain real property which is legally described in the attached Schedule 1 (the "Premises"). Notwithstanding the foregoing, the leasehold hereby conveyed does not include, and Ranchcorp expressly reserves to itself, all water, water rights and water stock (other than the right to use ground water from a well drilled for the purpose of providing basic water service to the Project only for drinking, bathrooms, kitchens, landscape irrigation and other comparable uses), minerals and mineral rights belonging to the Premises; provided that Ranchcorp shall have no surface rights related to any minerals or mineral rights, and shall not, in the exercise of any mineral rights, disturb the surface of the Premises, interfere with or disturb the occupancy or operations of PEF on the Premises, or drill at a depth which is less than five hundred (500) feet below the surface of the Premises.

Section 2. Term

      2.1 Initial Term. The initial term of this Lease (the "Initial Term") shall commence upon the date of this Lease, and shall continue until the last day of the month containing the twenty-fifth (25th) anniversary of the Commencement Date, unless sooner terminated pursuant to the terms and conditions of this Lease. The "Commencement Date" is the earlier of (x) the Commercial Operation Date, and (y) the Nominal COD. The "Commercial Operation Date" is the date on which PEF, following completion of customary commissioning and testing of the Project, formally accepts the Project from its construction contractor as available for commercial operation for the purpose of producing electric energy and/or of providing Ancillary Services for sale to wholesale, retail or other purchasers on a continuous basis. The "Nominal COD" is the third anniversary of the date of this Lease; provided, if construction, commissioning or testing of the Project shall be delayed for any number of days by any Excepted Cause(s), the Nominal COD shall be extended by the same number of days. In that event, PEF must provide notice thereof to Ranchcorp within fifteen (15) days of the commencement of the Excepted Cause and if it fails to deliver timely notice, the date of the commencement of the Excepted Cause shall be deemed to have occurred no earlier than fifteen (15) days prior to the date notice is delivered. PEF also shall notify Ranchcorp in writing when the Commercial Operation Date has occurred, which notice shall also identify the date of expiration of the Initial Term.

      2.2 Option to Extend. Ranchcorp grants to PEF an option to extend the Initial Term for three additional five (5) year periods (each an "Extended Term"). This option to extend shall be exercised by PEF by giving Ranchcorp written notice of its intent to extend this Lease not less than twelve (12) months, nor more than twenty-four (24) months, prior to the expiration of the preceding Term. Each Extended Term shall be on the same terms, covenants and conditions as provided in this Lease. As used in this Lease, the word "Term" means the Initial Term and, after exercise of any option to extend pursuant to this Section 2.2, includes any Extended Term.

      2.3 Possession. Possession of the Premises shall be delivered to PEF on the date of this Lease.

Section 3. Rent

      3.1 Fixed and Variable Rent. PEF shall pay rent to Ranchcorp during the Term in a fixed component and a variable component. The fixed component, as described in Section 3.2 (the "Fixed Rent"), shall be paid monthly in advance on or before the first day of each month for which it is payable. The variable component is described in Section 3.4 (the "Variable Rent"), and shall be payable as set forth in that Section. All sums due under this Lease, whether payable to Ranchcorp or to third parties, shall be defined as "Rent" for the purposes of enforcement of this Lease.

      3.2 Fixed Rent After Commercial Operation.

      (a) PEF shall pay Fixed Rent in the amount of $216,666.66 per month for the month in which the Commencement Date occurs and for each month thereafter during the Term until PEF completes decommissioning of the Project under Section 8.13, provided, however, that Fixed Rent shall be fully abated from the date on which PEF commences decommissioning the Project and for each month thereafter until the earlier of (x) completion of decommissioning or (y) twelve (12) months after PEF commences decommissioning. PEF shall be deemed to have commenced decommissioning on the day it permanently ceases operation of the Project to produce electric energy or to provide Ancillary Services. Completion of decommissioning means that all Improvements and personal property have been removed from the Premises to the extent required by Section 8.13 and the Premises have been restored to their pre-construction condition. Fixed Rent for any partial month at the beginning or end of the Term shall be prorated based on a 30-day month.

      (b) The Fixed Rent shall be escalated on each anniversary of the first day of the month in which the Commencement Date occurs by an amount reflecting the annual percentage increase (if any) in the Consumer Price Index for All Urban Consumers, Los Angeles-Anaheim-Riverside Area, All Items (Base Year 1982-1984 =
100), published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"), during the twelve-month period from the date that is fifteen (15) months prior to the date of the escalation to the date that is three (3) months prior to the date of the escalation. In the event the CPI is ever discontinued, the parties shall substitute any generally recognized successor or substitute index published by a governmental agency and reflecting changes in consumer prices in the greater Los Angeles area.

      (c) Notwithstanding the foregoing, in the event "C" (as defined in Section 3.4(c)) is less or more than 750 megawatts ("MW"), the monthly Fixed Rent payable under Section 3.2(a) will be adjusted as follows:

            (i) In the event C exceeds 750 MW, the monthly Fixed Rent payable under Section 3.2(a) (as adjusted if at all under Section 3.2(b)) shall be increased by that percentage which is equal to:

                                  (x - 750)/750

            where "x" is equal to the lesser of C and 1000 MW.

            (ii) In the event C is less than 750 MW, the monthly Fixed Rent payable under Section 3.2(a) (as adjusted if at all under Section 3.2(b)) shall be decreased by that percentage which is equal to:

                                  (750 - y)/750

            where "y" is equal to the greater of C and 600 MW.

      (d) The monthly Fixed Rent payable under Section 3.2(a) shall be increased by $0.1667 per foot for every linear foot of easements which PEF obtains pursuant to the Option Agreement in the "Sebastian Road Area" marked on Schedule
1.2 to the Option Agreement.

      (e) In the event the Project does not utilize air cooled condensers as either its primary or backup cooling source, the monthly Fixed Rent payable under Section 3.2(a) shall be increased by $1,666.67 per acre for every acre by which the Project Site exceeds 30 acres.

      3.3 Advances Against Fixed Rent. Commencing on the first day of the month next succeeding the month in which this Lease is executed and continuing on the first day of each month thereafter until the earlier of the Commercial Operation Date and the date on which $2.4 million has been advanced by PEF under this
Section 3.3, PEF will advance the sum of $100,000 per month to Ranchcorp. All portions of such advances that Ranchcorp has not previously repaid, plus interest thereon at the rate of 10 percent per annum without compounding from the date of advance until the date of repayment, shall be credited against the Fixed Rent payments (if any) required from PEF under Section 3.2, in equal monthly amounts calculated to repay all such advances, plus the prescribed interest, to PEF over the first four years after PEF begins paying Fixed Rent under Section 3.2. In the event that this Lease is terminated before all advances have been repaid, Ranchcorp shall be entitled to retain, and shall have no obligation to repay any portion of, any advances it received from PEF pursuant to this Section prior to termination of this Lease.

      3.4 Variable Rent.

      (a) Payable After Commercial Operation. The Variable Rent payable under this Section 3.4 is payable for the calendar month in which the Commercial Operation Date occurs and for each calendar month thereafter through and including the calendar month in which this Lease terminates. The Variable Rent payable under this Section 3.4 for any calendar month shall be due and payable within 20 days after the end of that calendar month. Each payment of Variable Rent under this Section 3.4 shall be accompanied by PEF's detailed calculation of the amount due and shall include the statement required from PEF under
Section 3.4(e).

      (b) Basic Calculation. The Variable Rent payable for a calendar month under this Section 3.4 will be an amount equal to 1 percent (1%) of the Spark Spread for that calendar month.

      (c) Spark Spread. The "Spark Spread" for any calendar month is an amount equal to:

                         H x [(C x PX) - (HR x C x GP)]

where:

      "H" is equal to the aggregate number of Revenue Hours occurring during the calendar month; and

      "C" is equal to the maximum electrical output of the Project (expressed in MW) which is guaranteed to PEF by its contractor for construction of the Project.

      "PX" is equal to the quotient of (x) the sum of the PX Prices for each Revenue Hour occurring during the calendar month, divided by (y) the aggregate number of Revenue Hours occurring during the calendar month; and

      "HR" is equal to 7.250; and

      "GP" is equal to the quotient of (x) the sum of the Daily Gas Prices for each Revenue Day during the calendar month, divided by (y) the aggregate number of Revenue Days occurring during the calendar month.

      (d) Other Defined Terms.

      Ancillary Services -- has the meaning specified in the ISO Tariff.

      Daily Gas Price - for any Revenue Day is the daily price (expressed in $/MMBTU) of natural gas at the California-Arizona border, as published by Gas Daily for the Revenue Day under the "Others" table, under the heading titled "SoCal gas, large packages (deliveries at Topock, Daggett, Blythe, Needles, Ehrenberg)."

      Gas Daily - Pasha Publications' Gas Daily, and any successor thereto.

      ISO -- the California Independent System Operator Corporation, a California non-profit corporation, and any successor thereto

      ISO Controlled Grid - the transmission lines and associated facilities controlled by the ISO.

      ISO Tariff -- the California Independent System Operator Agreement and Tariff dated March 31, 1997, as modified through the date of this Agreement.

      ISO Zone - the ISO zone in which the Pastoria substation may from time to time be located. The Pastoria Substation currently is located in (and the ISO Zone therefore currently is at the date of the Transaction Agreement) the ISO zone known as SP 15.

      Pastoria Substation - the electrical substation through which the Project delivers electrical energy to the ISO Controlled Grid, planned at the date of the Option Agreement to be the substation located in the vicinity of hypothetical Section 19, Township 10 North, Range 18 West, SBBM, in Rancho El Tejon, Kern County, California.

      PX - the California Power Exchange Corporation, a California non-profit corporation, and any successor thereto.

      PX Price -- for any Revenue Hour is the Day Ahead Zonal Price (Constrained) for that Revenue Hour for the ISO Zone as published by the PX.

      Revenue Day -- any calendar day during which a Revenue Hour occurs.

      Revenue Hour -- any hour for which the Project is paid to produce electric energy or to provide Ancillary Services.

      (e) Audit Rights. PEF shall provide to Ranchcorp monthly with PEF's payment of the Variable Rent provided for in this Section 3.4 a statement of the total Revenue Hours which occurred during the month for which the Variable Rent is payable. No more frequently than once each year, PEF shall, upon Ranchcorp's request, afford Tejon access to PEF's books and records during normal business hours for the purpose of verifying (and to the extent necessary to verify) the accuracy of PEF's statements as to the Revenue Hours occurring during any period not previously audited by Ranchcorp or previously reported on by a Big 6 Firm pursuant to this Section 3.4(e). In lieu of such access, PEF may instead elect to provide such access to a Big 6 Firm which Ranchcorp selects and to cause such firm to report, based on its examination of PEF's books and records, as to the number of Revenue Hours which occurred during such period. Any such report shall be conclusive as the subject thereof. All information to which Tejon or a Big 6 Firm is afforded access or which Tejon otherwise learns pursuant to this Section 3.4(e) shall be deemed "Confidential Information" for purposes of the Confidentiality Agreement referred to in Section 9 of the Transaction Agreement. "Big 6 Firm" means as of any given date of determination any of the six largest national accounting firms as of the determination date.

      (f) Changes. In the event of any change in the tariffs, practices or operations of the PX, the ISO or Gas Daily subsequent to the date of the Transaction Agreement which results in any of the following:

      (i) The PX Price not being published by the PX as necessary to permit the calculation of Variable Rent payable under this Section 3.4;

      (ii) The PX Price being materially less representative than on the date of the Transaction Agreement of the day ahead wholesale market price of electric energy delivered to the ISO Zone; or

      (iii) GP not being published by Gas Daily as necessary to permit the calculation of Variable Rent payable under this Section 3.4; or

      (iv) GP being materially less representative than on the date of the Transaction Agreement of the wholesale price of natural gas delivered at the Arizona/California Border (Topock, Daggett, Blythe, Needles, Ehrenberg) in volumes of 5,000 MMBTU or more per day;

then, promptly upon request by either Ranchcorp or PEF, the parties will meet and attempt to agree on one or more amendments to this Lease which will permit the Spark Spread to be calculated, as near as practicable, on the same basis and with the same results as it was calculated prior to the change. In the event the parties are unable to agree on any such amendment thought by either party to be necessary, the matter shall be settled by binding arbitration under Section 12 of the Transaction Agreement.

      3.5 Late Charge. For any payment of Fixed Rent or Variable Rent not paid within ten (10) days after the date it is due, PEF shall pay Ranchcorp, as additional Rent, a late charge equal to one percent (1%) of the amount past due as compensation to Ranchcorp for the extra costs incurred as a result of the late payment. With any Fixed Rent or Variable Rent Payment that PEF makes more than 30 days after it was due, PEF shall also pay interest on the overdue amount calculated at the lesser of 18 percent per annum or the maximum rate allowed by law, without compounding, from the day after the payment was due until the date such Rent is paid in full. For any other Rent payment not paid within ten (10) days after the date it is due, PEF shall pay Ranchcorp, as additional Rent, a late charge equal to three percent (3%) of the amount past due as compensation to Ranchcorp for the extra costs incurred as a result of the late payment. With any other Rent payment that PEF makes more than 30 days after it was due, PEF also shall pay interest on the overdue amount calculated at the lesser of 10% per annum or the maximum rate allowed by law, without compounding, from the day after the payment was due until the date such Rent is paid in full. The parties agree that the late charge and the interest prescribed by this section represent fair and reasonable estimates of the detriment that Ranchcorp will suffer by reason of late payment of Rent by PEF.

      3.6 Real Estate Taxes and Assessments. As additional rent ("Additional Rent") payable under this Lease, PEF shall pay before delinquency all real and personal property taxes, general and special assessments, levies and other governmental charges of every description (the "Property Taxes") which are levied, assessed, charged or imposed upon or against the Premises or the Project (the Project and all other improvements to the Premises and all alterations, additions or improvements to any thereof are referred to in this Lease as the "Improvements"), or against any legal or equitable interest of Ranchcorp in the Premises, or against any of PEF's personal property now or hereafter located on the Premises, for or attributable to any portion of the Term. Ranchcorp shall cause the Premises to be separately assessed from any other real property owned by Ranchcorp. All Property Taxes required to be paid by PEF shall be prorated for the first year of the Term and for the year in which the Lease expires or terminates. If the law permits the payment of the Property Tax in installments (whether or not interest accrues on the unpaid balance) PEF may elect to pay the tax before delinquency in installments.

      Ranchcorp will promptly notify PEF of all notices, levies and assessments of Property Taxes received in connection with the Premises, and PEF shall pay them prior to delinquency, provided, however, PEF may, at its expense , contest in all desirable proceedings the validity of, amount of, or assessment of any Property Tax agreed to be paid by PEF, provided, however, that PEF at all times shall keep the Premises free from any delinquent tax lien. Any penalty, interest or delinquency charge that may result from the contest shall be the obligation of PEF. Ranchcorp shall not be required to join in any proceeding or contest brought by PEF unless the provisions of any law require that the proceeding or contest be brought by or in the name of the fee owner of the Premises. In that case, Ranchcorp shall join in the proceeding or contest or permit it to be brought in Ranchcorp's name and all costs, including Ranchcorp's attorneys' fees, shall be borne by PEF. Ranchcorp agrees to execute any documents necessary to perfect PEF's right of contest as provided for in this Section.

      3.7 Apportionment of Property Taxes. In the event that the Premises are included in the same tax parcel as other real or personal property owned by Ranchcorp, Ranchcorp and PEF agree to cooperate in requesting that the Premises be separately assessed from other property owned by Ranchcorp. In the event that the Premises are included in a tax bill with other property owned by Ranchcorp, Ranchcorp shall pay the property tax bill before delinquency and PEF shall reimburse Ranchcorp for the portion of the tax bill attributable to the land and Improvements comprising the Premises, based on the actual assessed value of the land and Improvements comprising the Project. Any dispute between the parties regarding the amount of PEF's property tax obligation under this section shall be resolved by arbitration as provided by Section 12 of the Transaction Agreement.

      3.8 Other Taxes. Property Taxes shall not include and PEF shall not be required to pay the following: water district assessments and liens, business, income or profit taxes levied or assessed against Ranchcorp by federal, state, county, municipal or other governmental agencies, estate, succession, or inheritance tax, or capital levy of Ranchcorp; or corporation, franchise or other profit taxes imposed on Ranchcorp; any net income, profits or excess profits taxes, or any tax which may, at any time during the Term, be required to be paid on any gift or demise, deed, mortgage, descent or other alienation of any part or all of the estate of Ranchcorp in and to the Premises or the Improvements, provided, however, that PEF shall pay any recording costs or documentary transfer taxes or fees arising from execution of this Lease or from recording a memorandum of this Lease.

      3.9 Deferral. PEF shall have the right to allow any assessment or any other charge PEF is required to pay as Additional Rent to go to bond or otherwise defer payment thereon, other than through voluntary delinquency, for the maximum lawful period, provided that PEF shall not permit any liens for delinquent taxes or other assessments to be placed on the Premises. Regardless of whether any such obligation is so deferred, PEF shall be liable for any portion of the obligation, plus any applicable interest, which applies or is attributable to any portion of the Term.

      3.10 No Abatement. Except as otherwise expressly provided in this Lease, this Lease shall continue in full force and effect, and the obligations of PEF hereunder shall not be released, discharged or otherwise affected, by reason, of: (a) any damage to or destruction of the Premises or any portion thereof or any Improvements thereon, or any Taking thereof in eminent domain; (b) any restriction or prevention of or interference with any use of the Premises or the Improvements or any part thereof; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other proceeding relating to Ranchcorp, PEF, or any subtenant, licensee or concessionaire or any action taken with respect to this Lease by a trustee or receiver, or by any court, in any proceeding; (d) any claim that PEF or any other person has or might have against Ranchcorp; (e) any failure on the part of Ranchcorp to perform or comply with any of the terms of this Lease or of any other agreement with Ranchcorp; (f) any failure on the part of any sublessee, licensee, concessionaire, or other person to perform or comply with any of the terms of any sublease or other agreement between Ranchcorp and any such person;
(g) any termination of any sublease, license or concession, whether voluntary or by operation of law; or (h) any other occurrence whatsoever, whether similar or dissimilar to the foregoing. The obligations of PEF under this Lease shall be separate and independent covenants and agreements. PEF hereby waives, to the full extent permitted by applicable law, all rights now or hereafter conferred by statute, including without limitation the provisions of California Civil Code Sections 1932, 1933, 1941 or 1942 or any similar law, to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of any Rent, unless otherwise expressly provided in this Lease.

      3.11 Effect on Ranchcorp's Rights. Ranchcorp's rights pursuant to this
Section 3, including without limitation, Ranchcorp's rights to collect Rent, Additional Rent and other charges due under this Lease for any period during which this Lease is in effect, shall survive any termination of the Lease, regardless of the provision under which termination is effected. Notwithstanding anything to the contrary contained herein, Ranchcorp shall have no obligation or duty to mitigate or attempt to offset any damages which are or may be suffered by Ranchcorp as a result of any default of PEF under this Lease; provided that PEF shall retain its rights under Sections 18.1 (b) and (c) to submit proof as to the rental loss that Ranchcorp could avoid by such mitigation. Any payment by PEF of a sum of money less than the entire amount due Ranchcorp at the time of such payment shall be applied to the obligations of PEF then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Ranchcorp shall be without prejudice to Ranchcorp's right to obtain the balance due or to pursue any other remedy available to Ranchcorp under this Lease or in law or equity for any default still outstanding.

Section 4. Priority

      PEF shall not be required to subordinate the leasehold estate created by this Lease to any lien or encumbrance whatsoever. Except to the extent provided in Section 11.4 or Schedule 11.4 of the Transaction Agreement (as the same may be modified, if at all, pursuant to Section 3.4 of the Transaction Agreement), Ranchcorp shall have no obligation to subordinate its interest in this Lease, or in the rents deriving from it, or its fee interest in the Premises to any liens or encumbrances related to any leasehold or project financing arranged by or on behalf of PEF.

Section 5. Quiet Enjoyment.

      Upon the payment by PEF of Rent and upon the performance of all covenants, terms and conditions on PEF's part required to be observed and performed, PEF shall peaceably and quietly hold and enjoy the Premises without hindrance or interruption by Ranchcorp or any other Person lawfully or equitably claiming by, through, or under Ranchcorp.

      Ranchcorp agrees that during the Term:

      (i) Neither Ranchcorp nor any of Ranchcorp's Agents will commit or permit waste or create a nuisance that affects the Premises.

      (ii) Neither Ranchcorp nor any of Ranchcorp's Agents will unlawfully Release a Hazardous Substance on, about or beneath any portion of the Tejon Ranch which affects surface water or groundwater, or the surface or subsurface environment, of the Premises. In the event any unlawful Release of a Hazardous Substance to the environment occurs on or about or beneath any portion of the Tejon Ranch which affects the Premises as a result of any act or omission of Ranchcorp or Ranchcorp's Agents, Ranchcorp shall promptly undertake reasonable measures to abate the unlawful Release at Ranchcorp's sole cost, and to remediate to the extent required by and in accordance with applicable Environmental Laws and at Ranchcorp's sole cost any portion of such Release that affects the Premises. Ranchcorp shall indemnify, defend, protect and hold PEF harmless from and against any and all claims, losses, damages, liabilities and costs, including without limitation reasonable consultants' and attorneys' fees and costs, arising out of or relating to the presence of Hazardous Substances on or about the Premises as a result of any act or omission of Ranchcorp or Ranchcorp's Agents.

      (iii) Neither Ranchcorp nor any of Ranchcorp's Agents will use any portion of the Tejon Ranch within one mile of the Premises for a purpose which could be reasonably anticipated to interfere materially with, or to be incompatible with, PEF's permitted use of the Premises, provided that PEF acknowledges that the gravel quarry and permanent crops, and operations related to those uses, as conducted at the date of the Option Agreement in such portions of the Tejon Ranch are compatible with PEF's use of the Premises and do not contravene this
            Section 5.

Except as otherwise expressly provided in this Section 5, nothing in this Lease shall limit or restrict in any way Ranchcorp's rights to develop or use any portion of the Tejon Ranch as it deems appropriate in its sole and absolute discretion.

Section 6. Use; Operation of the Project.

      6.1 Use.

      (a) PEF shall have the right to use the Premises for the purposes of (i) constructing, maintaining and decommissioning the Project, (ii) operating the Project for the purpose of producing and selling electric energy and providing Ancillary Services, and (iii) undertaking other lawful uses incidental to the production of electricity and the provision of the Ancillary Services, all such purposes to be in accordance with all present and future zoning laws, rules and regulations of governmental authorities having jurisdiction over the Premises.

      (b) PEF (i) shall not undertake or permit any subsurface drilling on the Premises other than that required for constructing and maintaining foundations for structures, for installing well(s) for the production of basic water service to the Project only for drinking, bathrooms, kitchens, landscape irrigation and other comparable uses and for installing pipelines and other underground facilities that are integral parts of the Project; and (ii) shall refrain from entering into any transactions or agreements, and from providing any services in a manner, that would cause PEF or the Project to become a public utility subject to the regulatory jurisdiction of the Public Utilities Commission of the State of California.

      (c) All uses of the Premises other than the permitted uses described in this Section 6 are prohibited.

      6.2 Operation of the Project. At all times after the Commercial Operation Date, the Project shall be operated, maintained and managed (either directly by PEF or its permitted successors and assigns through its or their own employees or those of its or their Affiliates or indirectly through independent contractors employed by it or them) by persons experienced in operating gas-fired electric power generation facilities of at least 300 MW in the aggregate, including at least one gas-fired facility of at least 110 MW.

      6.3 Compliance With Law. PEF, at PEF's cost and expense, shall comply with all Applicable Laws. Any work or installations made or performed by or on behalf of PEF or any person or entity claiming through or under PEF in order to conform the Premises to Applicable

Laws shall be subject to and performed in compliance with the provisions of
Section 9. PEF shall promptly notify Ranchcorp of, and shall promptly rectify, any violation of Applicable Laws.

      6.4 No Waste or Nuisance. PEF shall not commit or permit waste or create or permit a nuisance upon the Premises or create same upon any other land or waters owned by Ranchcorp.

Section 7. Utilities

      PEF shall pay for all water, sewer, gas, heat, light, power, steam, communications, waste removal and other utilities and services supplied to the Premises and the Improvements.

Section 8. Improvements, Alterations and Personal Property.

      8.1 Construction of the Project. PEF hereby is granted permission, at PEF's sole cost and expense and if PEF elects, to design, develop, construct operate and maintain the Project in such manner as PEF deems appropriate, subject always however to the requirements of this Lease, and the Final Project Decision. PEF is under no obligation to develop, construct, operate or maintain the Project, and may decline to do so for any or no reason PEF deems appropriate.

      8.2 Additional Improvements; Alterations. PEF shall have the right to construct additional improvements and alterations to the Project on the Premises ("Alterations") without the consent of Ranchcorp provided all such Alterations are permitted uses under Section 6.1. Any Alterations shall be at PEF's sole cost and expense, and shall be subject to the terms of this Section 8.

      8.3 Permits and Approvals. PEF shall be solely responsible for obtaining, at its sole cost and expense, any approval or other governmental action necessary to permit the development, construction, operation and decommissioning of the Project and any Alterations in accordance with this Lease; provided Ranchcorp shall support PEF's activities as provided in the Transaction Agreement.

      8.4 Prerequisites to Commencement of Construction.

(a) In addition to all other requirements set forth in this Section 8, before commencing the construction of the Project or any Alterations and before any building materials have been delivered to the Premises by PEF or under PEF's authority, PEF shall obtain and maintain, or cause to be obtained and maintained, at its own expense, the following insurance coverage in full force and effect to cover all activities contemplated herein throughout the term of this Lease, unless otherwise specified:

      (i) Broad form comprehensive or commercial general liability insurance, including products, completed operations, and contractual liability coverage in limits of not less than $25 million per occurrence combined single limit for bodily injury and property damage.

      (ii) Statutory workers' compensation insurance and employers' liability insurance in legally required limits.

      (iii) Pollution liability insurance, including liability and site remediation coverage for both sudden and accidental and non-sudden occurrences with limits of the greater of $5 million per occurrence combined single limit for bodily injury and property damage with $5 million annual aggregate, or such limits as may be required according to applicable CFR Codes or the State of California.

      (iv) Comprehensive automobile liability insurance covering all owned and non-owned and hired vehicles in limits of not less than $1 million per occurrence combined single limit for bodily injury and property damage, including all statutory coverage for all states of operation.

      (v) "All-risk" property insurance insuring all real and personal property at full replacement cost value, together with rent coverage/business interruption insurance in an amount necessary to satisfy PEF's rent obligations under this Lease.

      (vi) "Builders' risk" coverage in limits of not less than $25 million per occurrence for bodily injury and property damage resulting from PEF's design and construction of the Project.

(b) The coverages obtained by PEF pursuant to this Section shall be with insurance companies authorized to do business in the State of California and subject to the review and approval of Ranchcorp. Subsequent coverages shall be substantially in accord with initial coverages but do not require prior review and approval by Ranchcorp.

(c) PEF shall ensure that each subcontractor shall procure and maintain at all times during the period of its performance of work with respect to the Project such insurance as shall be reasonable and in accordance with industry practices in relation to the work being performed or services provided and as is customary for companies of similar size engaged in similar businesses. Despite any conflicting provision in PEF's or any subcontractor's insurance policies to the contrary, any comparable insurance carried by Ranchcorp which may be applicable shall be deemed to be excess insurance. All insurance required pursuant to this Section shall be primary for all purposes under this Agreement and all of the insurance to be carried by PEF or any subcontractor pursuant to this Section shall so provide.

(d) All liability insurance coverage required under this Lease (except for professional, workers' compensation and employer's liability coverages) shall, to the extent available and on reasonable commercial terms, include Ranchcorp and its directors, officers, agents and employees as additional insureds and provide coverage on an occurrence basis or another basis substantially equivalent to that. All such policies shall contain "cross-liability" or "severability of interest" clauses or endorsements. Notwithstanding any other provision of such policies, the insurance afforded shall apply separately to each insured, named insured, or additional insured with respect to any claim, suit, or judgment made or brought by or for any other insured, named insured, or additional insured as though a separate policy had been issued to each, except the insurer's liability shall not be increased beyond the amount or amounts for which the insurer would have been liable had only one insured been named. Ranchcorp shall not, by reason of its inclusion under any of these policies, incur liability to the insurance carrier for the payment of any premium.

(e) PEF and Ranchcorp shall require their insurance carriers, with respect to all insurance policies to be carried with respect to the Project, to waive all rights of subrogation against each other and, in the case of PEF, such waivers shall include Ranchcorp and Ranchcorp's directors, officers, agents and employees. PEF agrees to exercise its reasonable efforts to obtain from any subcontractor waivers of subrogation against Ranchcorp and Ranchcorp's directors, officers, agents and employees.

(f) Any insurance required to be obtained and maintained by PEF shall be subject to a deductible no more than $100,000 per policy period.

(g) In the event any insurance hereby required to be maintained by PEF, other than insurance required by law to be maintained, shall not be available and commercially feasible in the commercial insurance market, Ranchcorp shall not unreasonably withhold its agreement to waive such requirement to the extent maintenance thereof is not so available; provided, however, that (i) PEF shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by an independent insurance advisor of recognized national standing certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity as the Project and explaining in detail the basis for such conclusions, such insurance advisor and the form and substance of such reports to be reasonably acceptable to Ranchcorp; (ii) at any time after the granting of any such waiver, Ranchcorp may request, and PEF shall furnish to Ranchcorp within thirty (30) days after such request, supplemental reports reasonably acceptable to Ranchcorp from such insurance advisor updating its prior report and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that failure of PEF to timely furnish any requested supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such nonexistence. Failure at any time to satisfy the conditions to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of PEF's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

(h) PEF shall furnish Ranchcorp with certificates of insurance on forms acceptable to Ranchcorp to evidence that policies providing the required coverage and limits of insurance for PEF are in full force and effect. The certificates shall provide that any company issuing an insurance policy under this Agreement shall provide not less than thirty (30) days' advance notice in writing to Ranchcorp prior to cancellation, termination, or material change of any policy of insurance. In addition, PEF shall immediately provide written notice to Ranchcorp upon receipt of notice of cancellation of an insurance policy or decision to terminate or alter an insurance policy. All certificates of insurance shall clearly state that all applicable requirements of this Section have been satisfied. Certificates of insurance for insurance to be furnished by PEF pursuant to this Section and notices of any cancellations, terminations, or alterations of such policies shall be mailed to Ranchcorp at the address set forth for notices to Ranchcorp in this Lease.

(i) The coverage requirements set forth in this Section shall be adjusted annually by an amount reflecting the annual percentage increase (if any) in the CPI, during the twelve-month period from the date that is fifteen (15) months prior to the date of the escalation to the date that is three (3) months prior to the date of the escalation. In the event the CPI is ever discontinued, the parties shall substitute any generally recognized successor or substitute index published by a governmental agency and reflecting changes in consumer prices in the greater Los Angeles area.

      8.5  General Construction Requirements.

            (a) PEF shall construct the Project and any Alterations in strict accordance with all Applicable Laws, and with all other provisions of this Lease.

            (b) Prior to the commencement of construction, Ranchcorp shall have the right to post in a conspicuous location on the Premises as well as to record in the Official Records of Kern and Los Angeles Counties, a Notice of Ranchcorp's Nonresponsibility. PEF covenants and agrees to give Ranchcorp at least ten (20) days prior written notice of the commencement of any construction.

            (c) PEF shall take all necessary safety precautions during any construction.

      8.6 Construction Completion Procedures.

            (a) On completion of the construction of the Project or any Alterations during the Term, PEF shall file for recordation, or cause to be filed for recordation, a notice of completion. PEF hereby appoints Ranchcorp as PEF's attorney-in-fact to file the notice of completion on PEF's failure to do so after the work of improvement has been substantially completed.

            (b) On completion of construction of the Project or any Alterations, PEF shall deliver to Ranchcorp evidence satisfactory to Ranchcorp of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided in this Lease).

      8.7 Mitigation Measures. PEF will incorporate into the design, construction and operation of the Project the environmental mitigation measures and pollution and waste (including waste water and/or solid waste) control technologies described in Schedule 8.7.

      8.8 Laydown License Area. During the construction of the Project, Ranchcorp shall allow PEF an exclusive license to enter upon and use such adjacent property belonging to Ranchcorp in the Site Selection Area as shall be reasonably needed (currently thought to be 75 contiguous acres) for the storage of equipment and materials for the Project, for staging of construction work on the Project, and for construction of the Project (the "Laydown License Area").

      8.9 Permits. Ranchcorp shall, upon written request of PEF, execute and deliver all applications for permits, licenses or other authorizations relating to the construction, use and occupancy of the Premises and the Improvements required by any municipal, county, state or federal authorities, or required in connection with any repair or Alteration of the Improvements, provided that such permits, licenses or other authorizations are consistent with the terms of this Lease and the other Project Agreements.

      8.10 Personal Property. All equipment, furniture and other personal property installed by PEF on the Premises shall remain the property of PEF. At any time during the Term, PEF may remove any and all such equipment, furniture and personal property. Any removal shall be performed in a good and workmanlike manner and PEF shall repair any damage or injury to the Premises resulting from the removal. PEF shall be entitled to all depreciation or amortization deductions attributable to all such equipment, furniture and personal property.

      8.11 Easements. Upon request by PEF, Ranchcorp shall grant to public entities and public utilities, for the sole purpose of providing operating utilities to the Project, rights of way or easements on, in or over the Premises for poles or conduits or both for telephone, electricity, water, sanitary sewers and storm sewers and for other utility, municipal and district services reasonably required for the Project or any Alterations, in locations and on alignments subject to Ranchcorp's reasonable review and approval. Ranchcorp agrees to execute and acknowledge all required documentation to create the required easements or rights of way. This Section 8.11 shall not apply to any easement or right of way that is included in the Easement Deed and Agreement between the parties of even date with this Lease.

      8.12 Ownership of Improvements. The Improvements shall be owned in fee by PEF or a permitted sublessee of the Premises. At any time during the Term, PEF may remove any and all of the Improvements. Any removal shall be performed in a good and workmanlike manner consistent with the requirements of this Section 8. PEF shall repair any damage or injury to the Premises resulting from the removal. PEF shall be entitled to all depreciation or amortization deductions attributable to the Improvements.

      8.13 Surrender. Before the end of the Term, PEF shall decommission the Project by removing all buildings, equipment, and personal property from the Premises and shall return the Premises to their pre-construction condition. For purposes of this section and Section 8.14, the "Project" refers to the original generating plant, as well as any Alterations, subsequent expansions, re-powering, or other modifications thereof, and any then-existing above-ground power lines. PEF may abandon buried pipelines in place after decommissioning them in accordance with applicable state and/or federal regulations.

      8.14 Decommissioning Security. Concurrently with the execution of this Lease, PEF has furnished Ranchcorp with security for its obligations under
Section 8.13 in the form required under Section 4.2(e) of the Option Agreement.

      8.15 Material Environmental Conditions. In the event that during construction of the Project PEF discovers any Hazardous Substance on the Property which will prevent or materially interfere with or make materially more costly the construction, operation or financing of the Project, Ranchcorp shall within 25 days after request therefor by PEF identify alternative property adjacent to or in the vicinity of the Project site which will enable PEF to avoid the Hazardous Substance (and any other Hazardous Substance) without making access to the WRM and DWR electric loads less feasible physically or economically than the property affected by the Hazardous Substance and which is not affected by any Hazardous Substance but is otherwise generally as suitable for the Project as the property affected by the Hazardous Substance (the "Alternative Property"). If PEF approves the Alternative Property (which approval shall not be unreasonably withheld or delayed), this Agreement shall be amended to substitute the Alternative Property for the portion of the Property affected by the Hazardous Substance and this Lease shall be amended, and the memorandum hereof recorded to reflect the substitution. Notwithstanding the foregoing, in the event no Alternative Property is or can be supplied and a governmental authority requires cleanup of the Hazardous Substance, then Ranchcorp will at its option either (A) clean up or remediate the Hazardous Substance when and to the extent required by the governmental authority, or (B) reimburse PEF for its costs incurred in cleaning up or remediating the Hazardous Substance when and to the extent required by the governmental authority. PEF's rights under this Section shall not be impaired by its failure to exercise any of its rights under Section 1.5(c) or 11.3 of the Option Agreement.

Section 9. Maintenance; Repairs; Reconstruction.

      9.1 Maintenance. PEF shall keep the Premises and the Improvements in good order, condition and repair, including without limitation, all repairs to the exterior or interior of the Improvements and all repairs of a structural nature. All repairs shall be at the expense of PEF, except repairs caused by the negligence or willful conduct of Ranchcorp or Ranchcorp's agents. Ranchcorp shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever (including but not limited to repairs or restoration) required due to flooding of Pastoria Creek, and PEF hereby expressly waives any right to terminate this Lease and any right to make repairs at Ranchcorp's expense under Sections 1932, 1933, 1941 and/or 1942 of the California Civil Code, or any amendments thereof or any similar law, statute or ordinance now or hereafter in effect on account of any such flooding or any failure to make any such repairs.

      9.2 Obligation to Repair. PEF shall have the right to contest by appropriate judicial or administrative proceedings, without cost or expense to Ranchcorp, the validity or application of any Applicable Law or other requirement that PEF repair, maintain, alter or replace the Improvements in whole or in part or that would affect PEF's use of the Premises or the Improvements. In the event that any such contest is finally determined in a manner adverse to PEF, PEF shall either undertake the required repairs, maintenance, alterations or replacements to the Premises and the Improvements, or modify its use of the Premises and the Improvements so that no repair, maintenance, alteration or replacement is required.

      9.3 Damage or Destruction. If the Improvements are totally or partially destroyed or damaged at any time, PEF may repair or reconstruct the Improvements.

Section 10. Hazardous Substances

      PEF shall provide to Ranchcorp prior to commencing construction of the Project, and shall thereafter periodically update, a list of Hazardous Substances that PEF requires on the Premises for the construction, operation, maintenance and/or decommissioning of the Project or any Alterations. PEF shall not cause or permit possession or storage on the Premises of any Hazardous Substance other than those named on the then-most recent list of Hazardous Substances provided to Ranchcorp. PEF shall not cause or permit to occur during the Term any unlawful Release of a Hazardous Substance on, about or beneath the Premises, whether affecting surface water or groundwater, air, the surface or subsurface environment. In the event any unlawful Release of a Hazardous Substance to the environment occurs on or about or beneath the Premises during the Term as a result of any act or omission of PEF or any of PEF's Agents, PEF shall promptly undertake all remedial measures required to clean up and abate or otherwise respond to the unlawful Release in accordance with applicable Environmental Laws at PEF's sole cost, and PEF shall, subject to Section 12.8 of the Transaction Agreement, indemnify, defend, protect and hold Ranchcorp harmless from and against any and all claims, losses, first and third party damages, liabilities and costs, including without limitation reasonable consultants' and attorneys' fees and costs, arising out of or relating to the presence of Hazardous Substances on or about the Premises as a result of any act or omission of PEF or PEF's Agents. If any unlawful Release of a Hazardous Substance which is used on the Premises by PEF or any of PEF's Agents comes to be located on or beneath the Premises or within 50 feet of the property line of the Premises, unless the source of such release is readily identifiable at the time the Release becomes known, such release shall be presumed (subject to the following sentence) to be the result of an act or omission of PEF or PEF's Agents and shall trigger PEF's remedial and indemnity obligations under this section. Those obligations shall continue in effect until and unless a different source of the Release is identified with a reasonable degree of certainty, as evidenced either by Ranchcorp's written concurrence with identification of a different source or a decision concurring with identification of a different source by an arbitrator engaged pursuant to the following sentence. Any dispute between the parties regarding the source of a Release shall be resolved by arbitration as provided under Section 12 of the Transaction Agreement. Nothing in this Lease is intended to release any party from any liability it may have under the Comprehensive Environmental Response Compensation and Liability Act. The prior sentence is not intended to modify any indemnity or other undertaking of any party under any of the Project Agreements.

Section 11. Sublease.

      PEF shall have the right from time to time or at any time to sublet the Premises (a) to any Project Financing Entity as may be necessary or convenient in connection with any financing of the Project, and (b) to any Person who or which is a Qualified Person at the date of the sublease; provided that any subtenant must be an owner of the Project and must have assumed PEF's obligations under the Transaction Agreement and the Easement Agreement. Upon the execution of any permitted sublease of the Premises by PEF, Ranchcorp shall execute a non-disturbance agreement in form satisfactory to both Ranchcorp and PEF in their reasonable discretion. Any such sublease shall be subject in all respects to this Lease.


Section 12. Assignments and Pledges of Collateral.

      Subject to and only in accordance with the terms of Section 11 and
Schedule 11.4 of the Transaction Agreement, PEF shall have the right, at any time and from time to time, to enter into any leasehold mortgage or other security agreement regarding, or to assign all or portions of, its rights and interests under this Lease. All other assignments, pledges, mortgages, or other transfers of PEF's rights or interests under this Lease, except for those permitted under Section 11 and Schedule 11.4 of the Transaction Agreement, are prohibited.

Section 13. Indemnity.

      13.1 Indemnity.

      Subject to Section 12.8 of the Transaction Agreement:

      (a) With respect to claims by PEF or by any of PEF's Agents or by third parties (other than any of the Tejon Interests) arising or claimed to arise out of the presence or activities of PEF or any of PEF's Agents on the Tejon Ranch, and to claims by PEF or by any of PEF's Agents for work performed on the Project or for materials supplied to the Project, PEF will defend, indemnify and hold Ranchcorp harmless from all actual losses, damages, liabilities, claims, expenses, causes of action, judgments and liens filed against the Premises or against any other land or land rights owned by Ranchcorp in Kern County, California, arising directly from the actions of PEF or any of PEF's Agents, except to the extent arising (i) from active negligence, recklessness, willful misconduct or breach of contract or law by Ranchcorp or any of Ranchcorp's Agents, (ii) as a consequence of strict liability imposed upon Ranchcorp or any of Ranchcorp's Agents as a matter of law, or (iii) from the discovery or disclosure of any

Hazardous Substance or other substance in, under or about the Tejon Ranch unless the presence thereof is due to any act or omission of PEF or any of PEF's Agents.

      (b) With respect to claims by Ranchcorp for physical damage to its property or for personal injury to Ranchcorp or Ranchcorp's Agents arising out of the presence of PEF or any of PEF's Agents on the Tejon Ranch, PEF will defend, indemnify and hold Ranchcorp harmless from all actual losses, damages, liens, liabilities, claims, expenses, causes of action and judgments arising directly from the actions of PEF or any of PEF's Agents, except to the extent arising (i) from negligence, recklessness, willful misconduct or breach of contract or law by Ranchcorp or any of Ranchcorp's Agents, (ii) as a consequence of strict liability imposed upon Ranchcorp or any of Ranchcorp's Agents as a matter of law, or (iii) from the discovery or disclosure of any Hazardous Substance or other substance in, under or about the Tejon Ranch unless the presence thereof is due to any act or omission of PEF or any of PEF's Agents.

Section 14. Mechanics and Other Liens.

      PEF shall keep the Premises free and clear of all mechanics', materialmen's and other liens for work done, services performed or materials used in or about the Premises or the Improvements or in connection with any operations of PEF ("Mechanics' Liens"). PEF shall have the right to contest the amount or validity of any Mechanics' Lien by giving Ranchcorp written notice of PEF's intention to do so within twenty (20) days after the recording of a Mechanics' Lien. During the period of the contest, provided that PEF properly records the bond permitted, in the amount provided, by California Civil Code
Section 3143, Ranchcorp shall not satisfy and discharge the Mechanics' Lien and PEF shall not be in default so long as such bond remains valid and effective. PEF shall satisfy and discharge any Mechanics' Lien within twenty (20) days after the final determination of its amount or validity to the extent held valid and all penalties, interest and costs related to the Lien; provided, however, that the satisfaction and discharge of the Mechanics' Lien shall not, in any case, be delayed until execution is levied upon any judgment. PEF shall indemnify and hold Ranchcorp harmless against all loss, cost, expense and damage (including reasonable attorneys' fees) arising out of the contest. Ranchcorp shall not be required to join in any proceeding to contest the amount or validity of any Mechanics' Lien, except that if any law shall require that the proceeding be brought by Ranchcorp, Ranchcorp agrees to join in the proceeding, or permit it to be brought in its name. Ranchcorp shall cooperate with PEF in any contest. PEF's obligations under this Section with regard to Mechanic's Liens arising prior to the Commercial Operation Date are guaranteed by Enron Capital & Trade Resources Corp. under Section 2.2 of the Transaction Agreement.

Section 15. Eminent Domain.

      15.1 Taking of Premises. If at any time during the Term, all or any portion of the Project or the Premises are taken as a result of the exercise of the right of eminent domain, the rights of Ranchcorp and PEF to the compensation for the taking shall be determined in accordance with this Section 15. The terms "taken" or "taking" shall mean an acquisition and/or damaging, including severance damage, by eminent domain, or by inverse condemnation, or by voluntary deed or transfer in contemplation of a taking or under threat of a taking, or for any public or quasi-public use under any statute or law. The "date of taking" shall be the earliest of (a) the date actual physical possession is taken by the condemnor; (b) the date on which the right to compensation and damages accrues under Applicable Laws; or (c) the date on which title vests in the condemnor. "Entire Taking" means a taking as the result of which operating the Project, even at reduced capacity, to produce electric energy and/or to provide Ancillary Services is not, and is not reasonably likely to become again, commercially viable. "Partial Taking" means a taking other than an Entire Taking.

      15.2 Effect on Rent. In the event of a Partial Taking as a result of which the capacity of the Project is reduced, this Lease shall continue in full force and effect for the remainder of the Term and : (a) Fixed Rent shall be adjusted as set forth in the same manner as for changes in "C" under Section 3.2(c), and
(b) Variable Rent shall be adjusted by adjusting the factor "C" in the formula stated in Section 3.4(c) for calculating the Spark Spread to conform with the reduced capacity of the Project. During any period of a temporary taking, or during any period after the date of a Partial Taking, during which the Project necessarily ceases to operate, no portion of Rent shall be abated.

      15.3 Notice. The party receiving any notice of an intended taking, service of legal process relating to a taking, notice regarding any proceedings or negotiations with respect to a taking, or notice of intent to negotiate a transfer in lieu of a taking shall promptly give the other party notice of the receipt, contents and date of the notice received. PEF shall provide any Project Financing Entity with a copy of any notice of any threatened or pending taking.

      15.4 Compensation. The rights of Ranchcorp and PEF to any award, compensation or damages for a taking shall be separately determined by the condemning authority or the court having jurisdiction over any proceedings as follows:

      (a) Entire Taking. In the event of an Entire Taking, this Lease shall terminate on the date of taking and each party shall have the right to make its own claim for any and all awards, compensation and damages for the taking. The parties agree that an element of Ranchcorp's claim will be the present value of its rental stream under this Lease.

      (b) Partial Taking. In the event of a Partial Taking, all awards, compensation and damages shall first be used for replacement and restoration of the Project and the Premises, and then the remainder shall be allocated between Ranchcorp and PEF as provided in Section 15.4(a).

      (c) Temporary Taking. If the Project or the Premises are temporarily taken, PEF shall receive the entire amount of any awards, compensation and damages for the temporary taking, and Ranchcorp hereby assigns such awards, compensation and damages to PEF to the extent that the taking does not extend beyond the expiration of the Term.

      15.5 Representation in Proceedings or Negotiations. Subject to the allocation provisions of Section 15.4, Ranchcorp, PEF and any Project Finance Entities shall have the right to participate as their interests may appear in any proceeding, negotiation or settlement of awards, compensation and damages and may contest and appeal any awards, compensation and damages. Neither Ranchcorp nor PEF shall enter into any agreement or settlement with or sale or transfer to the condemning authority without the consent of the other. Ranchcorp and PEF each agree to execute and deliver to the other any instruments which may be required to effectuate or facilitate the provisions of this Section 15. In the event the condemning authority or court having jurisdiction over any takings proceedings does not make the allocation and distribution of the award, compensation and damages in accordance with this Section 15, and the parties cannot mutually agree upon the appropriate allocation, the allocation shall be determined pursuant to the dispute resolution provisions set forth in Section 12 of the Transaction Agreement.

Section 16. Ranchcorp's Right of Inspection.

      Ranchcorp may, at reasonable times during the Term and upon reasonable prior written notice to PEF, enter upon the Premises during regular business hours for the purpose of inspecting the Premises and the Improvements and for such other purposes as the reasonable protection of its interests requires, subject, however, to PEF's reasonable requirements regarding security on the Premises and the confidentiality of its business affairs, which shall not bar Ranchcorp's right to make reasonable inspections.

Section 17. Default.

      The occurrence of any one of the following shall constitute a default and breach of this Lease by PEF. Notices given under this Section 17 shall specify the alleged default and the applicable Lease provisions, and shall demand that PEF perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable time period. Ranchcorp need not elect its remedy or remedies for an uncured default at the time it gives notice of a default.

      17.1 Failure to Pay Rent. Any failure of PEF to pay Rent or any other required payments, where the failure continues for a period of ten (10) days after written notice from Ranchcorp to PEF. Such notice shall not be deemed to be the notice required under California Code of Civil Procedure Section 1161; Ranchcorp must separately provide such Section 1161 notice.

      17.2 Failure to Observe Other Provisions. Any failure by PEF to observe or perform any other provision of this Lease to be observed or performed by PEF, where the failure continues for thirty (30) days after written notice by Ranchcorp to PEF. Such notice shall not be deemed to be the notice required under California Code of Civil Procedure Section 1161; Ranchcorp must separately provide such Section 1161 notice. However, if the nature of PEF's default is such that it cannot reasonably be cured within the thirty (30) day period, PEF shall not be in default if PEF commences the cure within the thirty (30) day period and thereafter diligently prosecutes the cure to completion.

      17.3 Abandonment. The abandonment of the Premises.

      17.4 Insolvency. Should PEF admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

      17.5 Receivership. Should a court of competent jurisdiction enter an order, judgment or decree appointing a receiver of PEF or of the whole or any substantial part of the Premises or of the Project and should such order, judgment or decree not be vacated, set aside or stayed within ninety (90) days after the date of entry of such order, judgment, or decree, or should a stay thereof be thereafter set aside.

      17.6 Involuntary Bankruptcy. Should a court of competent jurisdiction enter an order, judgment or decree approving a petition filed against PEF under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government or any subdivision of either now or hereafter in effect, and should such order, judgment or decree not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or should a stay thereof be thereafter set aside.

Section 18. Remedies.

      In the event of a default by PEF, Ranchcorp shall have the following remedies. These remedies are not exclusive; they are cumulative and are in addition to any other right or remedy available to Ranchcorp at law or in equity. Ranchcorp may initiate an action for damages or injunctive relief without terminating this Lease or PEF's right to possession.

      18.1 Termination of Right to Possession. If the default is in the observance or performance of any material obligation of PEF under this Lease, Ranchcorp may terminate PEF's right to possession of Premises. The parties agree that a "material obligation" shall be any obligation of PEF which is material to the realization by Ranchcorp of any of the material benefits intended to be conferred on Ranchcorp by this Lease and includes without limitation any default under Section 17.1. No act by Ranchcorp, other than giving specific notice of termination to PEF, shall terminate this Lease. Acts of maintenance, or efforts to relet the Premises, shall not constitute a termination of PEF's right to possession. On termination, Ranchcorp has the right to recover from PEF: (a) the worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease; (b) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of loss of rent that PEF proves could have reasonably been avoided; and (c) the worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the loss of Rent that PEF proves could have been reasonably avoided;

      "The worth, at the time of the award," as used in (a) and (b) of this
Section 18.1 is to be computed by allowing interest at the rate of 10% per annum. "The worth, at the time of the award," as referred to in (c) of this
Section 18.1, is to be computed by discounting the amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

      18.2 Civil Code Section 1951.4. Ranchcorp shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

      18.3 Self-Cure; Costs Thereof. In the event of a default arising from PEF's failure to perform work required to be performed by PEF under this Lease within the time required by the Lease and/or by Ranchcorp's related notice of default, unless Ranchcorp is expressly prohibited from performing such work by this Lease, Ranchcorp may elect, but shall not be required, to perform such work after delivery of thirty (30) days prior written notice to PEF of such election (except that no such prior notice shall be required in the event of an emergency). If Ranchcorp so elects, PEF shall pay all of Ranchcorp's costs and expenses of such work, plus an overhead and management fee of ten percent (10%) of such costs and expenses, within twenty (20) days after PEF receives Ranchcorp's itemized invoice for such work. If PEF does not pay such an invoice within such 20-day period, (i) the obligation shall accrue interest at the rate of 10% per annum without compounding from the twentieth day after PEF received the invoice until it is fully paid, and (ii) without further notice to PEF, shall constitute a default under Section 17.1.

Section 19. Waiver.

      No waiver of any default under this Lease shall constitute or operate as a waiver of any subsequent default, and no delay, failure or omission in exercising or enforcing any right, privilege, or option under this Lease shall constitute waiver, abandonment or relinquishment of, or prohibit or prevent any election under or enforcement or exercise of, any right, privilege or option under this Lease. Any waiver of any provisions of this Lease by Ranchcorp or PEF must be in writing and signed by the party against whom it is sought to be enforced. The receipt by Ranchcorp of Rent with knowledge of any default under this Lease, or after having provided notice of a default, or after having commenced an action to enforce this Lease shall not constitute or operate as a waiver of the default, unless the payment of such Rent cures the monetary default.

Section 20. No Merger.

      There shall he no merger of the leasehold estate created by this Lease with the fee estate in the Premises by reason of the fact that the same person may own or hold (i) the leasehold estate created by this Lease or any interest in the leasehold estate and (ii) the fee estate in the Premises or any interest in the fee estate unless and until Ranchcorp shall execute, acknowledge and record a written instrument effecting the merger. Termination of this Lease shall not, unless Ranchcorp elects, cause a merger of the estates of Ranchcorp and PEF. Termination shall, at the option of Ranchcorp, either cause a termination of any sublease in effect or act as an assignment to Ranchcorp of PEF's interest in any sublease.

Section 21. Reserved

Section 22. General Provisions.

      22.1 Covenants Running With the Land. The agreements, covenants and conditions contained in this Lease are and shall be deemed to be covenants running with the land and the reversion and shall be binding upon and shall inure to the benefit of Ranchcorp and PEF and their respective permitted successors and assigns. All references in this Lease to "PEF" or "Ranchcorp" shall be deemed to refer to and include permitted successors and assigns of PEF or Ranchcorp, respectively, without specific mention of such successors or assigns.

      22.2 Estoppel Certificates. PEF or Ranchcorp, as the case may be, shall execute, acknowledge and deliver to the other or any Person specified by the other, promptly upon request, its certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) the dates, if any, to which all Rent has been paid; (c) whether there are then existing charges, offsets or defenses against the enforcement by Ranchcorp of any agreement, covenant or condition on the part of PEF (and, if so, specifying the same); and (d) whether there are then existing any defaults by PEF under the Lease and whether any notice has been given to PEF of any default which has not been cured (and, if so, specifying the same). Any certificate may be relied upon by the Person to whom the certificate is delivered.

      22.3 Holding Over. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by PEF after the expiration of the Term shall not constitute a renewal or give PEF any rights to the Premises. PEF shall pay Rent as provided under Section 3 of this Lease during any holdover period. If PEF holds over with the consent of Ranchcorp, PEF shall be a tenant from month-to-month during the holdover period. If PEF holds over without Ranchcorp's consent, PEF shall be a tenant at sufferance during the holdover period.

      22.4 Miscellaneous.

            (a) Time is of the essence in each of the provisions of this Lease.

            (b) All Exhibits referred to are attached to this Lease and incorporated by reference.

            (c) Contemporaneously with the execution of this Lease, Ranchcorp and PEF will execute, acknowledge and record in the Official Records of Kern County a memorandum of lease in the form of attached Schedule 22.4(c).

            (d) The provisions of Section 14 of the Transaction Agreement apply to this Lease.

      22.5 Authority of PEF. PEF warrants to Ranchcorp that PEF is a validly existing limited liability company under the laws of the State of Delaware, that it is duly qualified to do business in the State of California, that its entry into and performance of this Lease has been duly authorized, that the officer(s), director(s), or employee(s), as applicable, executing this Lease on PEF's behalf are duly authorized to do so, and that this Lease is binding upon PEF.

      22.6 Authority of Ranchcorp. Ranchcorp warrants to PEF that Ranchcorp is a validly existing corporation under the laws of the State of California, that its entry into and performance of this Lease has been duly authorized, that the officer(s), director(s), or employee(s), as applicable, executing this Lease on Ranchcorp's behalf are duly authorized to do so, and that this Lease is binding upon Ranchcorp.

      22.7 Labor Issues. The parties will consult with one another, and consider each other's views, regarding labor issues of concern to either party

      22.8 Consent. Without prejudice to its other rights and remedies under this Lease and the other Project Agreements, either party shall have the right to institute an arbitration for declaratory relief under Section 12 of the Transaction Agreement to determine whether any proposed withholding or delay of any consent or approval by the party would be unreasonable.

Section 23. Glossary.

      Additional Rent - Section 3.6.

      Affiliate - Section 15 of the Transaction Agreement.

      Alterations - Section 8.2.

      Ancillary Services -- Section 3.4(d).

      Applicable Laws - all applicable laws, codes, ordinances, orders, rules, regulations and requirements, including, without limitation, all Environmental Laws, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers relating to or affecting the Premises, the Improvements or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted.

      C - Section 3.4(c).

      Commencement Date - Section 2.1.

      Commercial Operation Date - Section 2.1.

      Daily Gas Price - Section 3.4(d).

      Developer Interests - Enron Capital & Trade Resources Corp. and PEF.

      Entire Taking - Section 15.1.

      Environmental Laws - all present and future federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements pertaining to the protection of human health and safety or the environment.

      Excepted Cause - Section 15 of the Transaction Agreement.

      Extended Term - Section 2.2.

      Final Project Decision - the CEC's final decision with respect to the Project AFC.

      Fixed Rent - Section 3.1.

      Gas Daily - Section 3.4(d).

      GP -- Section 3.4(c).

      Hazardous Substance - any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. "Hazardous Substances" shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "Hazardous Substance," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.

      HR -- Section 3.4(c).

      Improvements - Section 3.6.

      Initial Term - Section 2.1.

      ISO -- Section 3.4(d).

      ISO Controlled Grid - Section 3.4(d).

      ISO Tariff -- Section 3.4(d).

      Laydown License Area - Section 8.8.

      Mechanics' Liens - Section 14.

      Nominal COD - Section 2.1

      Option Agreement - Recitals.

      Partial Taking - Section 15.

      Pastoria Substation - Section 3.4(d).

      PEF - introductory paragraph.

      PEF's Agents - any Affiliate of either of the Developer Interests and any contractor, consultant, agent, employee, invitee or other Person acting at the request and for the benefit of any of the Developer Interests or any of their Affiliates.

      Premises - Section 1.

      Project - Recitals.

      Project Financing Agreements - Section 11.5 of the Transaction Agreement.

      Project Financing Entity - Section 11.5 of the Transaction Agreement.

      Project Financing -- Section 11.5 of the Transaction Agreement.

      Property Taxes - Section 3.6.

      PX - Section 3.4(d).

      PX Price -- Section 3.4(d).

      Qualified - Section 11.3(c) of the Transaction Agreement.

      Ranchcorp - introductory paragraph.

      Ranchcorp's Agents - any Affiliate of any of the Tejon Interests and any contractor, consultant, agent, employee, invitee or other Person acting at the request and for the benefit of any of the Tejon Interests or any of their Affiliates.

      Release - any accidental or intentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment.

      Rent - Section 3.1.

      Revenue Day -- Section 3.4(d).

      Revenue Hour -- Section 3.4(d).

      Security Agreement - Section 1 of Schedule 11.4 of the Transaction Agreement.

      Site Selection Area - Section 1.1 of the Option Agreement.

      Spark Spread - Section 3.4(c).

      Taken or Taking - Section 15.1.

      Tejon Interests - Ranchcorp, Tejon Ranch Co. and Pastoria Power Project
LLC.

      Tejon Ranch - the approximately 270,000 acres of real property in Kern and Los Angeles counties currently owned by Ranchcorp and known as The Tejon Ranch.

      Term - Section 2.2.

      Transaction Agreement - Recitals.

      Variable Rent - Section 3.1.

TEJON RANCHCORP,                      PASTORIA ENERGY FACILITY LLC,
a California corporation              a Delaware limited liability company

                                      By: Enron Capital & Trade Resources Corp.,
                                          its sole member

By:________________________________   By:_______________________________________
   Dennis Mullins                        David Parquet
   Vice President                        Vice President

                                                                   EXHIBIT 10.15

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pastoria Energy Facility LLC

_______________________

_______________________

_______________________

                           EASEMENT DEED AND AGREEMENT

                                     BETWEEN

                                 TEJON RANCHCORP

                                       AND

                          PASTORIA ENERGY FACILITY LLC

                   Executed as of: ____________________, _____

                           EASEMENT DEED AND AGREEMENT

      THIS EASEMENT DEED AND AGREEMENT (this "Agreement") is entered into in Los Angeles, California as of this _____ day of ____________________, ____, [the date it is executed and delivered] by and between Tejon Ranchcorp, a California corporation, as grantor ("Tejon") and Pastoria Energy Facility LLC, a Delaware limited liability company, as grantee ("Grantee").

                                    RECITALS

      A. Tejon is the owner of the Tejon Ranch. Grantee is a special purpose entity created for the purpose of developing a merchant power plant (the "Project") to be located on a portion of the Tejon Ranch (the "Project Site").

      B. Tejon and Grantee and certain of their respective affiliates have agreed to work together toward development of the Project pursuant to a Transaction Agreement dated April 30, 1999 (the "Transaction Agreement").

      C. Grantee has exercised its option to lease the Project Site pursuant to an Option Agreement dated April 30, 1999, by and between Tejon and Grantee (the "Option Agreement").

      D. Concurrently with the execution of this Agreement, Tejon and Grantee are entering into a lease of the Project Site pursuant to a Ground Lease of even date herewith (the "Lease Agreement").

      E. The Transaction Agreement, the Option Agreement, the Lease Agreement and this Agreement are sometimes collectively referred to in this Agreement as the "Project Agreements". Capitalized terms used in this Agreement have the meanings stated in Section 24 or the provisions there referred to.

      IN CONSIDERATION OF the mutual covenants, conditions, representations and warranties herein contained, and the payments, covenants and representations contained in the other Project Agreements, the parties agree as follows:

1. Grant of Easements.

      (A) Gas Easement. Tejon hereby grants to Grantee, under the terms and
          ------------
conditions hereinafter set forth, a nonexclusive right-of-way easement appurtenant to the Project Site over, through, under, and along the strip of land (hereinafter called "Parcel A") located in Kern County, California, the width and centerline of which parcel is set forth on Exhibit A, attached hereto and made a part hereof, for the term set forth in Section 2 below, and for the purposes set forth in Section 7(A) below, which include constructing and operating in conformance with this Agreement certain facilities (the "Gas Facilities") as defined and further described in Section 7(A) below (the "Gas Easement"). The parties expressly agree that the Gas Facilities shall be owned by Grantee or by any subeasement holder permitted under this Agreement. The Gas Easement shall have a temporary width as reasonably necessary to construct and install the Gas Facilities, but not to exceed fifty feet (50'). The width shall revert to the permanent width set forth on Exhibit A upon the completion of said construction and installation; provided, however, that Grantee shall have a continuing license to use the full 50' width for on-going maintenance activities as necessary during the Term.

      (B) Water Easement. Tejon hereby grants to Grantee, under the terms and
          --------------
conditions hereinafter set forth, a nonexclusive right-of-way easement appurtenant to the Project Site over, through, under, and along the strip of land (hereinafter called "Parcel B") located in Kern County, California, the width and centerline of which parcel is set forth on Exhibit B, attached hereto and made a part hereof, for the term set forth in Section 2 below, and for the purposes set forth in Section 7(B) below, which include constructing and operating in conformance with this Agreement certain facilities (the "Water Facilities") as defined and further described in
Section 7(B) below (the "Water Easement"). The parties expressly agree that the Water Facilities shall be owned by Grantee or by any subeasement holder permitted under this Agreement. The Water Easement shall have a temporary width as reasonably necessary to construct and install the Water Facilities, but not to exceed seventy-five feet (75'). The width shall revert to the permanent width set forth on Exhibit B upon the completion of said construction and installation.

      (C) Electric Easement. Tejon hereby grants to Grantee, under the terms and
          -----------------
conditions hereinafter set forth, a nonexclusive right-of-way easement appurtenant to the Project Site over, through, under, and along the strip of land (hereinafter called "Parcel C") located in Kern County, California, the width and centerline of which parcel is set forth on Exhibit C, attached hereto and made a part hereof, for the term set forth in Section 2 below, and for the purposes set forth in Section 7(C) below, which include constructing and operating in conformance with this Agreement certain facilities (the "Electric Facilities") as defined and further described in Section 7(C) below (the "Electric Easement"). The parties expressly agree that the Electric Facilities shall be owned by Grantee or by any subeasement holder permitted under this Agreement. The Electric Easement shall have a temporary width as reasonably necessary to construct and install the Electric Facilities, but not to exceed one hundred forty feet (140'). The width shall revert to the permanent width set forth on Exhibit C upon the completion of said construction and installation.

      (D) Wastewater Easement. Tejon hereby grants to Grantee, under the terms
          -------------------
and conditions hereinafter set forth, a nonexclusive right-of-way easement appurtenant to the Project Site over, through, under, and along the strip of land (hereinafter called "Parcel D") located in Kern County, California, the width and centerline of which parcel is set forth on Exhibit D, attached hereto and made a part hereof, for the term set forth in Section 2 below, and for the purposes set forth in Section 7(D) below, which include constructing and operating in conformance with this Agreement certain facilities (the "Wastewater Facilities") as defined and further described in Section 7(D) below (the "Wastewater Easement"). The parties expressly agree that the Wastewater Facilities shall be owned by Grantee. The Wastewater Easement shall have a temporary width as reasonably necessary to construct and install the Wastewater Facilities, but not to exceed seventy-five feet (75'). The width shall revert to the permanent width set forth on Exhibit D upon the completion of said construction and installation.

      (E) Access Easement. Tejon hereby grants to Grantee, under the terms and
          ---------------
conditions hereinafter set forth, a nonexclusive right-of-way easement appurtenant to the Project Site over, through, under, and along the strip of land (hereinafter called "Parcel E") located in Kern County, California, the width and centerline of which parcel is set forth on Exhibit E, attached hereto and made a part hereof, for the term set forth in Section 2 below, and for the purposes set forth in Section 7(E) below, which include constructing and maintaining in conformance with this Agreement an access road to the Project (the "Access Road") as defined and further described in Section 7(E) below (the "Access Easement"). The parties expressly agree that the Access Easement shall be owned by Grantee. The Access Easement shall have a temporary width as reasonably necessary to construct and install the Access Road, but not to exceed eighty feet (80'). The width shall revert to the permanent width set forth on Exhibit E upon the completion of said construction and installation.

      (F) Project Easements. The Gas Easement, the Water Easement, the Electric
          -----------------
Easement, the Wastewater Easement and the Access Easement are collectively referred to in this Agreement as the

"Project Easements". The Gas Facilities, the Water Facilities, the Electric Facilities, the Wastewater Facilities and the Access Road are collectively referred to in this Agreement as the "Project Facilities". Parcel A, Parcel B, Parcel C, Parcel D and Parcel E are collectively referred to in this Agreement as the "Easement Parcels".

2. Term.

      The term of each of the Project Easements (the "Term") shall be coterminous with the Lease Agreement unless earlier terminated pursuant to the provisions of Section 21 below, or unless Grantee voluntarily surrenders any Easement Parcel by giving written notice of such surrender to Tejon and by complying with the provisions of Section 19 below.

3. Acceptance of Premises.

      By execution of this Agreement, and unless otherwise specifically provided in this Agreement, Tejon grants and Grantee accepts the Easement Parcels in their present condition, subject to the lien of taxes and assessments not yet due, to all matters recorded against the Easement Parcels in the Official Records of Kern County, California as of the date of this Agreement, and to existing uses by Tejon of its property which were open and obvious as of the date of the Option Agreement and occurring on a continuous basis. Tejon shall have no obligation or liability whatsoever to make any improvements, alterations, or repairs to the Easement Parcels or the Project Facilities, or to pay or reimburse Grantee for any part of the cost thereof.

4. Consideration.

      Consideration for the Project Easements is provided by the Lease
Agreement.

5. Governmental Approvals and Permits.

      Grantee shall be responsible for obtaining and maintaining all necessary approvals from governmental authorities having jurisdiction over the activities and operations to be conducted hereunder, including, but not limited to, permits, incidental take authority, franchises, licenses, parcel maps, zoning, conditional use permits, variances, and building permits. Grantee shall bear all costs related to the foregoing items. Tejon shall cooperate in Grantee's efforts to secure any such licenses, permits, and approvals as and to the extent provided in the other Project Agreements.

6. Markers and Location of Facilities.

      Except as waived by Tejon in writing, Grantee shall install and maintain markers showing the location of underground Project Facilities within the Easement Parcels. Subject to the requirements of applicable regulations, said markers shall be made of materials and designed in a manner approved by Tejon in writing (which approval will not be unreasonably withheld or delayed) and shall be placed and maintained at all angle points of said underground Project Facilities, at fence and roadway crossings, and otherwise at locations not more than 500 feet apart along the pertinent Easement Parcels. Said markers shall identify Grantee as the user of the Project Facilities and shall provide a telephone number to call for assistance in locating Project Facilities. When requested by Tejon and permitted by applicable regulations, the markers shall be installed and maintained flush with the ground surface, similar to survey markers. In order to minimize possible future interferences with underground Project Facilities, Grantee shall, upon written request from Tejon, find and mark the location of underground Project Facilities within a reasonable period of time after receipt of such request.

7. Uses by Grantee.

      (A) Gas Easement. The physical structures and improvements described below
          ------------
in this Section 7(A) are individually and collectively called the "Gas Facilities". Grantee shall use the Gas Easement, consistent with the terms of this Section 7(A), solely to construct, reconstruct, maintain, operate, inspect, repair and replace underground pipelines for the transportation and delivery of natural gas to the Project, together with such markers, valves, fittings, meters, corrosion control devices and similar appurtenances as may be necessary or convenient to the operation of such gas pipeline. Grantee shall use the Gas Facilities only for the transportation of natural gas to, and for use by, the Project and for no other purpose whatsoever.

      (B) Water Easement. The physical structures and improvements described
          --------------
below in this Section 7(B) are individually and collectively called the "Water Facilities". Grantee shall use the Water Easement, consistent with the terms of this Section 7(B), solely to construct, reconstruct, maintain, operate, inspect, repair and replace underground pipelines for the transportation of water used by the Project, together with such markers, valves, fittings, meters, corrosion control devices and similar appurtenances as may be necessary or convenient to the operation of the water pipelines. Grantee shall use the Water Facilities only for the transportation to and from the Project of water used, or to be used, by the Project and for no other purpose whatsoever.

      (C) Electric Easement. The physical structures and improvements described
          -----------------
below in this Section 7(C) are individually and collectively called the "Electric Facilities". Grantee shall use the Electric Easement, consistent with the terms of this Section 7(C), solely to construct, reconstruct, maintain, operate, inspect, repair and replace (i) a high voltage electric power transmission line from the Project to the existing Pastoria Substation owned by Southern California Edison Company, and (ii) a high voltage electric power transmission line from the Pastoria Substation to the Edmonston Pumping Station owned by the California Department of Water Resources (if elected by Grantee and subject to the payment of additional consideration), for the transmission of electric energy produced by the Project together with such poles, markers, fittings, meters, and similar appurtenances as may be necessary or convenient to the operation of the transmission line, and to erect, repair, maintain, remove and operate other devices reasonably required for safe operation of the Electric Facilities.

      (D) Wastewater Easement. The physical structures and improvements
          -------------------
described below in this Section 7(D) are individually and collectively called the "Wastewater Facilities". Grantee shall use the Wastewater Easement, consistent with the terms of this Section 7(D), solely to construct, reconstruct, maintain, operate, inspect, repair and replace an underground pipeline, wells and other facilities for the discharge of wastewater from the Project to injection wells which are owned by a third party on Tejon property, together with such markers, valves, fittings, meters, corrosion control devices and similar appurtenances as may be necessary or convenient to the operation of such pipeline. Grantee shall use the Wastewater Facilities only for the transportation of wastewater from the Project and for no other purpose whatsoever.

      (E) Access Easement. The physical structures and improvements described
          ---------------
below in this Section 7(E) are individually and collectively called the "Access Road". Grantee shall use the Access Road, consistent with the terms of this
Section 7(E), solely to construct, reconstruct, maintain, operate, inspect, repair and replace a private roadway for ingress to and egress from the Project. Grantee shall use the Access Road only for pedestrian and vehicular transportation to and from the Project and for no other purpose whatsoever.

      (F) Communications Cables and Equipment. Grantee shall use any fiber optic
          -----------------------------------
cable and/or other communications cable or equipment (including any associated conduit for communications cables) that it may install, or cause to be installed, in any of the Easement Parcels only for the purpose of monitoring the integrity of, and communicating data respecting, the Project and the Project Facilities (both internally and to third parties). If Grantee installs any such communications cable and/or conduit, Grantee shall not use or permit its use (i) for transmitting other data not related to the Project or the Project Facilities, (ii) or by any other party, unless related to the operation of the Project or the Project Facilities, or (iii) on a basis that produces any compensation or credit of any kind to or for the benefit of Grantee or its owners or their affiliates. If Grantee installs any cable conduit, Grantee shall not use or permit its use to hold any fiber optic cable or other communications facility of or for any party other than Grantee, except to the extent necessary to the conduct of Grantee's business at the Project as described in this subsection.

      (G) Prohibited Uses. Any use of any Project Facilities or of any of the
          ---------------
Easement Parcels other than as specifically permitted in this Section 7 is beyond the scope of the rights of the Project Easements granted hereby and is prohibited. Any commercial use of the Project Facilities other than in connection with and for the benefit of the Project shall be a breach of the provisions of this Agreement. All gross proceeds or credits received by or for the benefit of Grantee, its owners and/or their affiliates arising from such prohibited use during the period thereof (excluding revenues and earnings attributable to power sales) shall be held in constructive trust for Tejon and will be delivered to Tejon on demand, with interest thereon from the date of receipt by any such person at a rate of ten percent (10%) per annum (the "Default Rate"). Tejon shall make such demand in writing to Grantee within ninety (90) days after Tejon learns of any alleged default under this Section; failure to demand payment within such 90-day period shall be deemed a waiver of Tejon's right to any gross proceeds or credits received after the end of such 90-day period and before the date such notice is actually delivered.

8. Uses by Tejon.

      (A) Reservation of Rights. Tejon shall not materially interfere with the
          ---------------------
rights granted to Grantee hereunder, with the free flow of any pipelines or transmission lines, or with access to the Project Facilities. Subject to the foregoing, Tejon shall have the right to use and enjoy the Easement Parcels in any manner whatsoever, including the right to grant other easements over all or part of any or all of the Easement Parcels. Grantee and its Project Facilities shall not interfere in any way with the use and enjoyment of senior interests and facilities existing on the date hereof and of which Grantee has actual or constructive notice.

      (B) Assumption of Risk. Grantee assumes all risks and releases Tejon from
          ------------------
liability for damage to the Project Facilities associated with Tejon's construction, use, repair, and maintenance of roads, landscaping, and other improvements in the general areas of the Project Easements, except for damage caused by the negligence, recklessness, willful misconduct or breach of contract by Tejon or its officers, employees, agents, contractors, subcontractors, suppliers or consultants.

9. Hazardous Substances.

      (A) In the event that during construction of the Project Facilities PEF discovers any Hazardous Substance on the Easement Parcels which will materially interfere with or make materially more costly the construction, operation or financing of the Project, Ranchcorp shall within 25 days after request therefor by PEF identify alternative property adjacent to or in the vicinity of the affected Project Facilities which will enable PEF to avoid the Hazardous Substance (and any other Hazardous Substance) and (a) which is suitable for the development of the Project Facilities without making access to the WRM and DWR electric loads less feasible physically or economically than the property affected by the Hazardous Substance, (b) which is not affected by any Hazardous Substance but is otherwise generally as suitable for the Project Facilities as the property affected by the Hazardous Substance, (c) which shall not materially increase the length of any Easement Parcel, and (d) which shall be provided without the payment of additional consideration (the "Alternative Easement Parcel"). If PEF approves the Alternative Easement Parcel (which approval shall not be unreasonably withheld or delayed), this Agreement shall be amended to substitute the Alternative Easement Parcel for that portion of the Easement Parcel affected by the Hazardous Substance. Notwithstanding the foregoing, in the event no Alternative Easement Parcel is or can be supplied and a governmental authority requires cleanup of the Hazardous Substance, then Tejon will at its option either (i) clean up or remediate the Hazardous Substance when and to the extent required by the governmental authority, or (ii) reimburse PEF for its costs incurred in cleaning up or remediating the Hazardous Substance when and to the extent required by the governmental authority. PEF's rights under this Section shall not be impaired by its failure to exercise any of its rights under Section 1.5(c) or 11.3 of the Option Agreement.

      (B) Grantee's Obligations. The rights and obligations of the parties with
          ---------------------
respect to Hazardous Substances which are on, about or beneath the Project Easements or on Tejon property in the vicinity of the Project Easements either prior to or during the Term shall be governed by the provisions of the other Project Agreements.

10. Relocation of Project Facilities.

      (A) Adjustments by Grantee. In the event that Grantee reasonably requires
          ----------------------
adjustments to the Project Easements to accommodate field conditions discovered during the course of development and construction of the Project Facilities, or due to title matters which are contrary to Tejon's representation as set forth in the Option Agreement, Grantee shall so notify Tejon in writing and Tejon shall convey to Grantee without further charge a new right of way easement over the new location, which new right of way shall not materially increase the length of any Easement Parcel, shall have the same terminal points as the original, and shall be subject to the same terms and conditions as are set forth in this Agreement. Promptly upon completion of any such adjustment hereunder, Grantee shall grant back to Tejon that portion of the relevant Project Easement no longer required by reason of such relocation.

      (B) Relocation by Tejon. Tejon reserves the right to require the Gas
          -------------------
Facilities, the Water Facilities, the Wastewater Facilities and the Access Road within each of the Easement Parcels, or any portions thereof, to be relocated under the conditions hereinafter described. Grantee shall not be required, however, to relocate or reconstruct the same portion of such Project Facilities at the request of Tejon more than once. Whenever, in the reasonable opinion of Tejon, any portion of such Project Facilities interferes with the proper development and/or legitimate business use of Tejon's property, Grantee shall commence, within ninety (90) days after written request therefor by Tejon, to relocate and/or reconstruct that portion of such Project Facilities along the route specified in Tejon's request, shall diligently and continuously pursue such work, shall complete such relocation and reconstruction within a reasonable time thereafter, and shall restore the premises as near as possible to the same state and condition as they were in immediately prior to such relocation or reconstruction, unless otherwise directed in writing by Tejon. Subject to
Section 10(C), Tejon and Grantee shall each bear one-half of all costs of such relocation and restoration. Tejon shall convey to Grantee without further charge a new right of way easement over the new substitute location, which new right of way shall not materially increase the length of any Easement Parcel, shall have the same terminal points as the original, and shall be subject to the same terms and conditions as are set forth in this Agreement. Promptly upon completion of any relocation hereunder, Grantee shall grant back to Tejon that portion of the relevant Project Easement no longer required by reason of such relocation. In the event the relocation of any Project Facilities required by Tejon results in a disruption of operations at the Project that could not have been reasonably avoided by Grantee (including by scheduling the interruption during a period the Project is not producing electricity or providing Ancillary Services), Tejon shall reimburse Grantee upon demand for all damages resulting from such disruption, including without limitation lost profits which would otherwise have been earned from Project operations.

      (C) Material Extensions. In the event of any relocation due to a
          --------------------
pre-existing environmental condition as described in Section 9(A), or due to exercise of Tejon's rights pursuant to Section 10(B), if the relocation materially increases the length of any Easement Parcel, Tejon shall bear the entire cost of the increased length of such relocation (i.e. the parties shall share the cost of the relocation for that portion which is equivalent to the length of the easement being relocated, and Tejon shall bear the entire cost of any additional length).

11. Access Route.

      Grantee shall have a nonexclusive right of access from the Project Site to each of the Easement Parcels for the exercise of the rights herein granted, subject to the following conditions:

      (A) Existing Routes. Access shall be permitted over a road or roads in
          ---------------
existence from time to time and over the route or routes Tejon shall specify in writing from time to time to the extent Tejon owns land subject to the access right.

      (B) New Routes. Grantee shall not extend any existing road or trail and/or
          ----------
construct or create a new road or trail except with the prior written approval of Tejon as to location and manner of construction and maintenance of the same, which shall not be unreasonably withheld, conditioned or delayed, but the costs of constructing and maintaining any such extension or new road or trail shall be borne by Grantee.

      (C) No Vested Right. Grantee shall not have a vested right in any
          ---------------
particular route or routes of access between the Project Site and any of the Easement Parcels, but reasonable access to each Easement Parcel over land owned by Tejon, as specified by Tejon, shall be available to Grantee at all times.

      (D) Dedication. Tejon shall have the right, at its election, at any future
          ----------
time or times to dedicate any such access route or routes, or any portion or portions thereof, for public road purposes in a manner provided for by applicable law.

12. Access Conditions.

      (A) Rules and Regulations. Grantee shall use its best efforts to cause its
          ---------------------
officers, employees, agents, contractors, subcontractors, suppliers, and others claiming right of access by reason of their relationship to Grantee and a reasonable business purpose necessitating travel to and along the Easement Parcels (collectively, "Authorized Personnel") to comply with the following rules and regulations for access across Tejon's land:

            (1) Stops. No stops shall be made between the Project Site and the
                -----
destination within an Easement Parcel, except to pass through gates or for emergency reasons.

            (2) Gates. All gates which are passed through shall be left open or
                -----
closed as encountered.

            (3) Firearms; Animals. No firearms, explosives, alcohol, illegal
                -----------------
drugs, dogs, or other animals shall be brought upon Tejon's land.

            (4) Identification. Authorized Personnel using Tejon land access
                --------------
routes other than the Access Road shall carry identification cards issued by Grantee (or by a third party employer). Such personal identification shall be displayed to Tejon's representatives upon request. Prior to construction and from time to time thereafter, Grantee shall furnish to Tejon lists identifying its regular vendors and all Authorized Personnel who may use the access routes.

            (5) Marked Vehicles. Only Grantee's company-marked vehicles or other
                ---------------
vehicles bearing a clearly recognizable standardized identification marker of third-party vendors which have been previously identified pursuant to subsection
(4) above shall be used for access on routes other than the Access Road.

            (6) Access Denial. Tejon shall have the right to deny access to any
                -------------
particular individual who, in its reasonable opinion, does not carry the proper identification or who has violated the standards of conduct contained in this Agreement.

            (7) Trespass. Persons found on Tejon's land outside the Easement
                --------
Parcels and not on an authorized access route shall be subject to prosecution for trespass and may be banned from future access.

            (8) Speed Limits. Reasonable speed limits established by Tejon shall
                ------------
be observed. During construction, Grantee shall post and maintain signs along access routes respecting such speed limits. Tejon shall have the right to ban from future access any individual it reasonably deems to be have acted in an unsafe manner despite a prior warning.

            (9) Vehicle Inspection. The contents of any vehicle may be inspected
                ------------------
at any time by Tejon's representatives on Tejon's land and/or by any state game warden for the purpose of ensuring security and/or verifying compliance with the provisions of this Agreement and/or with California game laws.

            (10) Fire Precautions. Due care shall be exercised to avoid grass,
                 ----------------
brush, and forest fires. Each vehicle used off of paved roads upon Tejon's land shall have an exhaust system free from defect that might create a fire hazard, shall be periodically inspected by the Kern County Fire Department to verify its proper operating condition, and shall carry a shovel and other appropriate firefighting equipment. No smoking shall occur while traveling in vehicles or present upon Tejon's land. Tejon shall have the right to ban from future access any individual it reasonably deems to have acted in an unsafe manner despite a prior warning.

      (B) Indemnity. Subject to the waiver set forth in Section 12.8 of the
          ---------
Transaction Agreement, Grantee shall defend, indemnify, and hold Tejon, its directors, officers, employees, agents and affiliates harmless from any and all losses, damages, liabilities, claims, and expenses (including court costs and reasonable attorneys' fees) arising directly or indirectly from the breach of the foregoing rules and regulations by Grantee or any Authorized Personnel. The foregoing indemnity shall apply whether or not Grantee has used best efforts to cause the Authorized Personnel to comply with the foregoing rules and regulations, but indemnification shall be Tejon's only remedy in the event of a breach of any rule or regulation. Tejon acknowledges that this Agreement shall not be terminable due to a breach of any rule or regulation, but Tejon shall have the right to seek declaratory or injunctive relief in order to prevent or stop a breach of any rule or regulation.

13. Access Maintenance.

      (A) Repairs and Replacement. Grantee shall promptly repair to their prior
          -----------------------
condition and at its sole expense any damage to the access roadways, fences, gates, cattle guards, and other improvements as may be caused by Grantee or its Authorized Personnel. Tejon may require Grantee to replace, with equivalent facilities and at Grantee's expense, any seriously damaged gates and cattle guards.

      (B) Road Repair. Upon completion of installation and testing of the
          -----------
Project Facilities and related appurtenances, Grantee, at its sole expense, shall repair, rehabilitate, blade, refill, and smooth to their prior condition the Edmonston Pump Plant Road and all dirt roads on Tejon's land which Grantee used during the construction and testing period.

      (C) Road Repair Contributions. From time to time, Grantee shall contribute
          -------------------------
to the cost of repair and maintenance of access routes used in connection with its Project Facilities in proportion to usage thereof by all the users of such access routes, as reasonably determined by Tejon.

      (D) Clean and Safe Conditions. Grantee shall maintain the Easement Parcels
          -------------------------
and related access routes in a clean, safe, and attractive condition and free from litter, refuse, and waste materials resulting from the use of the Easement Parcels and the related access routes by Grantee and its agents, employees, contractors, subcontractors and suppliers provided that Grantee's obligation with respect to the access routes shall extend only to the litter, refuse and waste actually deposited by Grantee or its Authorized Personnel, and shall not be deemed to be a general maintenance obligation over the access routes.

14. Project Facilities.

      No camps, tents, trailers, buildings, or other facilities whatsoever for housing persons shall be established or maintained upon any of the Project Easements granted hereby, except with the prior written consent of Tejon, which may be withheld for any reason or no reason.

15. Fences and Gates.

      (A) Installation or Modification. Grantee shall not fence any Easement
          ----------------------------
Parcel or any part thereof, take down any fence, or install any gate or cattle guard, without Tejon's prior written consent, which shall not be unreasonably withheld or delayed.

      (B) Tejon Fencing. Tejon reserves the right to maintain any existing
          -------------
fences and to construct or cause to be constructed additional or replacement fences along and/or across any Easement Parcel or portion thereof; provided that Grantee's access to or use of such Easement Parcel is not unreasonably impaired.

      (C) Tejon's Directions. All fence, gate, and cattle guard construction,
          ------------------
installation, removal, modification, and replacement performed on any Easement Parcel shall be done according to the directions and to the satisfaction of Tejon, and consistent with the access routes to the Easement Parcels designated by Tejon pursuant to Section 11.

      (D) Gate Locks. All gates which are installed by Grantee on any Easement
          ----------
Parcel shall be locked with Grantee's locks; provided, however, if Tejon so desires, such locks shall be locked with Tejon's locks in such manner that either party can lock or unlock said gates. All gates which are now or hereafter may be installed and locked by Tejon on any Easement Parcel or access routes which are used by Grantee shall be locked also by Grantee's locks so that either party can lock or unlock said gates.

      (E) Grantee Locks. Each lock belonging to Grantee shall be stamped with
          -------------
identifying letters or symbols approved by Tejon in writing. Grantee shall furnish to Tejon a duplicate key to each lock that may be installed by Grantee on Easement Parcel gates as provided herein.

16. Construction and Operation Practices.

      The Project Facilities shall be constructed solely at Grantee's expense, in compliance with regulatory requirements, and in conformance with the representations and statements contained in any final environmental impact report (or equivalent environmental analysis) for the construction of the Project and with Grantee's application for Project approval submitted to the California Energy Commission. Grantee shall perform its construction, reconstruction, operation, maintenance, and removal practices respecting the Project Facilities according to the highest standards respecting management, nuisance prevention, safety and respect for the land associated with the pipeline and electric industries, including, but not limited to, the following terms and conditions:

      (A) Depth of Pipelines. Grantee shall install underground pipelines with
          ------------------
the uppermost parts at a minimum depth of forty-eight inches (48") below the surface of the ground existing at the time of installation; provided, however, that to the extent consistent with good engineering practices, Grantee may install such pipelines at shallower depths due to specific field conditions with the prior written consent of Tejon, not to be unreasonably withheld or delayed.

      (B) Construction Alignment. Prior to commencement of construction,
          ----------------------
reconstruction, or replacement which occurs outside the boundaries of any Easement Parcel or which involves above-ground Project Facilities in an Easement Parcel, Grantee shall furnish construction alignment drawings and plans and specifications to Tejon. Before the commencement of any such work, Tejon shall have the right to approve the location of such construction, the plans and specifications for the work, the manner and schedule of any installation work that will involve utilization of land other than an Easement Parcel, or above-ground Project Facilities, or which will affect any Tejon facilities, and the manner of restoration of the ground disturbed by such construction, reconstruction, or replacement; provided, however, such approval shall not be unreasonably withheld or delayed.

      (C) As-Built Drawings. Within three hundred sixty-five (365) days after
          -----------------
completion of construction or reconstruction of any Project Facilities, Grantee shall furnish to Tejon as-built drawings of such Project Facilities, as-built maps of their locations and an aerial map with the alignments and locations of the Project Facilities depicted thereon. In the event of any subsequent relocation of Project Facilities, corrected as-built drawings and maps shall be furnished to Tejon to show such relocation.

      (D) Grantee's Representative. Grantee shall designate one or more
          ------------------------
individuals to act as its representative(s) in respect to emergencies or to any construction, reconstruction or replacement work performed on any Easement Parcel or any other portion of Tejon land. Such representative(s) shall be available at the work site or by telephone on a round-the-clock basis during the continuance of the emergency or work. Such representative(s) shall have the authority and responsibility to receive complaints, verify construction violations and/or unsafe conditions, to contact construction personnel, suppliers, and other agents and contractors of Grantee, and to promptly formulate and carry out appropriate corrective actions so as to minimize damages.

      (E) Curative Work. Grantee shall promptly repair or replace to prior
          -------------
condition and at its sole expense all damages to roads, fences, gates, cattle guards, water lines, or other improvements on Tejon's land arising from Grantee's work on any Easement Parcel.

      (F) Litter Control. During the progress of the work, Grantee shall not
          --------------
allow trash, debris, and other waste material to accumulate in the construction sites and shall collect and remove the same upon a daily basis from the construction sites and the access routes thereto.

      (G) Safeguards and Crossings. Grantee shall exercise due care to avoid
          ------------------------
injury to persons or damage to property during Grantee's work. Grantee shall erect and maintain such barriers, signs, and other accident prevention devices as are reasonably necessary to give adequate warning of construction conditions and/or to prevent injury to livestock. Grantee shall conduct its construction activities in such manner as to minimize impediments to drainage and reasonable access by traffic crossing the right of way or using roads overlying the right of way. Pipeline construction under paved roads shall be performed as quickly as possible and the schedule and proposed traffic blockages shall be approved in advance by Tejon.

      (H) Incurred Losses and Expenses. Damages, losses, and expenses incurred
          ----------------------------
by Tejon as a result of the activities of Grantee or its Authorized Personnel (subject to the waiver set forth in Section 12.8 of the Transaction Agreement) shall be compensated by Grantee upon presentation of reasonable documentation itemizing and substantiating such damages, losses and expenses. Claims for such losses submitted in writing by Tejon to Grantee's representative shall be paid by Grantee within twenty (20) calendar days after submission of any claim and supporting documentation arising during the initial construction and testing of the pertinent Project Facilities or within thirty (30) days after submission of any claims arising thereafter. Claims not paid within such period shall bear interest from the due date until paid at the Default Rate.

      (I) Maintenance. Grantee shall maintain the Project Facilities and the
          -----------
Easement Parcels in accordance with good engineering practice so as to avoid injury or death to persons or damage to property.

      (J) Surface Reclamation. After completion of construction, repair,
          -------------------
reconstruction, removal or cleanup of the Project Facilities, all excavations, ruts, tracks, holes, swales, and other depressions made by Grantee shall be backfilled and compacted to restore the surface of the ground to substantially the same condition it was in before the excavation was made. Grantee shall restore and maintain the surface of the ground disturbed by the installation, construction, replacement, or removal of the Project Facilities as nearly as reasonably possible to the same state and condition it was in prior to the commencement of such activities. Care shall be taken by Grantee so as to avoid erosion and subsidence, and Grantee shall have an ongoing responsibility to correct any such erosion and subsidence that may result from Grantee's activities, including but not limited to construction, repair, or operation of the Project Facilities. Grantee shall reseed all areas in which the natural vegetation (including prevalent non-native grasses) has been disturbed or removed, using for that purpose seed approved by Tejon, combined with an appropriate mulch of straw and fertilizer. Such reseeding shall be repeated annually after the construction or reconstruction until the scarred area is covered.

      (K) Repairs/Reconstruction. Once the Project Facilities have been
          ----------------------
constructed and are in place, Grantee shall not reconstruct, alter, replace or repair (except for emergency repair) the Project Facilities except in accordance with the requirements of this Section.

      (L) Removal of Obstructions. Grantee shall have the right to cut and
          -----------------------
remove all trees and brush from the Easement Parcels and shall have the right thereafter to keep the Easement Parcels free from trees and brush whenever necessary and proper for the enjoyment of the rights hereby granted and conveyed; provided, however, that oak trees shall be cut down only if essential to the construction or maintenance of the Project Facilities. All trees, roots, and brush cut by Grantee in clearing obstructions to the installation, repair, maintenance, replacement, or removal of Project Facilities in any Easement Parcel and the resultant debris shall be promptly disposed of by Grantee at a county landfill or other permitted offsite disposal facility, and Grantee shall not leave any trash or debris upon or adjacent to its rights of way; provided, however, that if in the reasonable opinion of Grantee any trees or wood so cut are valuable for firewood, Grantee shall so notify Tejon and if within ten (10) days after receipt of such notice Tejon so requests, Grantee shall cut the wood in stackable lengths and deliver it to Tejon's Ft. Tejon storage yard.

      (M) Appearance of Aboveground Structures. If at any time the character of
          ------------------------------------
the neighborhood or vicinity within which there is located any aboveground Project Facilities (other than the electric power transmission towers) shall become predominantly residential, commercial, or recreational, or Tejon is constructing such a development in the vicinity of such Project Facilities, then, upon written request by Tejon, Grantee shall, at its expense, install and maintain such screening improvements and landscape plantings as are approved by Tejon and are reasonably designed so as to cause the external appearance of such aboveground Project Facilities to attractively conform and harmonize with other uses being made or planned to be made in the surrounding area.

17. Liens.

      (A) Mechanics' Liens. Grantee shall keep all Easement Parcels and access
          ----------------
routes thereto and all improvements thereon free and clear from liens or claims for work performed, materials furnished, or obligations incurred by Grantee, and Grantee shall indemnify, defend, and hold Tejon harmless therefrom and from all court costs and reasonable attorneys' fees incurred in connection therewith. Grantee shall have the right to contest the amount or validity of any such lien in accordance with Section 14 of the Ground Lease. The indemnity provisions of
Section 14 of the Ground Lease shall apply to any liens on the Easement Parcels and access routes.

      (B) Project Financing. Grantee may pledge its rights and interests under
          -----------------
this Agreement as collateral to any Project Financing Entity pursuant to Section 11 of the Transaction Agreement.

      (C) Notices of Nonresponsibility. Grantee shall notify Tejon at least
          ----------------------------
twenty (20) days prior to the commencement of construction of the Project Facilities and ten (10) days prior to the commencement of any other work of improvement on any Easement Parcel and/or the access routes so that Tejon can post or record notices of nonresponsibility.

18. Indemnification and Insurance.

      The indemnity provisions of Section 13 of the Ground Lease and the insurance provisions of Section 8.4 of the Ground Lease shall also apply to the Project Easements.

19. Surrender and Removal of Project Facilities.

      (A) Removal. Grantee shall have the right with respect to all Project
          -------
Facilities, and shall be obligated with respect to above-ground Project Facilities, to remove all such Project Facilities from any area where a Project Easement is terminated for any reason. Upon such termination, Grantee may abandon buried pipelines in place after decommissioning them in accordance with applicable state and/or federal regulations. All Project Facilities not required to be removed as provided above shall be deemed abandoned in place by Grantee and thereupon, at Tejon's option, shall become the property of Tejon for no additional consideration. In that event, Grantee shall execute and deliver to Tejon, within sixty (60) days after receipt of a written demand therefor, a good and sufficient quitclaim bill of sale or other appropriate instrument conveying to Tejon all of Grantee's interest in the abandoned property. After removal of any Project Facilities, Grantee shall return the real property from which such Project Facilities have been removed to its pre-existing condition.

      (B) Quitclaim. Upon any termination of the Project Easements by surrender,
          ---------
default or expiration of the Term, Grantee shall execute and deliver to Tejon, within sixty (60) days after receipt of a written demand therefor, a good and sufficient quitclaim deed to the rights so terminated. Should Grantee fail or refuse to deliver such quitclaim deed, a written notice by Tejon reciting the failure or refusal of Grantee to execute and deliver such quitclaim deed shall, after ten (10) days from the date or recordation of said notice, be conclusive evidence of the termination of such rights against Grantee and all persons claiming under Grantee. In the event Grantee fails to deliver such quitclaim deed as required, Tejon may proceed to remove the cloud upon Tejon's title by appropriate legal proceedings, and may recover reasonable attorneys' fees and other expenses incidental to quieting title as provided in California Civil Code
Section 3306a and/or other applicable law. Acceptance of a deed by Tejon shall not release Grantee from its obligations under this Agreement that have accrued, but which have not been performed.

20. Assignment.

      Grantee's right to assign its interest in the Easement Parcels shall be governed by Section 11 of the Transaction Agreement, it being the intention of the parties and the requirement of this Agreement that the assignment of its interest in the Easement Parcels shall occur only in conjunction with an assignment of the Ground Lease and shall be assigned only to the assignee under the Ground Lease. Grantee may also grant subeasements of the Easement Parcels, either in connection with a sublease permitted under Section 11 of the Ground Lease or to third parties providing services to the Project or receiving services from the Project; provided that such subeasements shall be only for the purposes of the Project and not for other commercial purposes which are prohibited pursuant to Section 7(G) above.

21. Default and Remedies.

      (A) Ground Lease Termination. This Agreement will terminate in the event
          ------------------------
of a termination of the Ground Lease pursuant to Section 18.1 of the Ground Lease due to a default described in Section 17 of the Ground Lease. Such termination shall occur only upon voluntary surrender of the leasehold interest in the Project Site or upon judgment for Tejon in any unlawful detainer or ejectment action.

      (B) Performance by Tejon. In the event Grantee fails to observe or perform
          --------------------
any obligation of this Agreement to be performed by Grantee under this Agreement within the time required by this Agreement and/or by Tejon's related notice of default, then unless Tejon is expressly prohibited from performing such work by this Agreement, Tejon may elect, but shall not be required, to perform such work after delivery of thirty (30) days prior written notice to Grantee of such election (except in an emergency no notice is required). If Tejon so elects, Grantee shall pay all of Tejon's costs and expenses of such work, plus an overhead and management fee of ten percent (10%) of such costs and expenses, within twenty (20) days after Grantee's receipt of itemized statements for such work. If Grantee does not pay such statements within such twenty (20) day period, (a) the obligation shall accrue interest after the twentieth day until paid at the Default Rate, and (b) without further notice to Grantee, Grantee shall be in default under this Agreement.

      (C) Notice and Cure. In the event Grantee fails to observe or perform any
          ---------------
obligation of Grantee under this Agreement, Tejon shall give written notice of such failure setting forth the obligation with specificity. Grantee shall cure a failure to perform any obligation within thirty (30) days after receipt of notice, unless the nature of the obligation is such that it cannot reasonably be cured within the 30-day period, in which case Grantee shall not be in default if it commences the cure within thirty (30) days and thereafter diligently prosecutes the cure to completion.

      (D) Remedies. Tejon may terminate this Agreement only as provided in
          --------
subsection (A) above or in the event of a breach of a "material obligation" of Grantee under this Agreement which is not cured within the notice and cure period described in subsection (C) above. The parties agree that a "material obligation" shall be defined as any obligation of Grantee which is material to the realization by Tejon of any of the material benefits intended to be conferred on Tejon by this Agreement. The breach of any non-material obligation of Grantee under this Agreement after the notice and cure period described in subsection (C) above shall entitle Tejon to any remedy at law or equity other than (i) as otherwise waived pursuant to Section 12.8 of the Transaction Agreement, or (ii) termination of this Agreement; provided, however, that breaches under Sections 7(G) and 12(B) shall be governed exclusively by those Sections.

22. Recordation.

      Upon execution and delivery, this Agreement shall be recorded in the Official Records of Kern County.

23. Miscellaneous.

      The provisions of Section 14 of the Transaction Agreement are incorporated herein by this reference.

24. Glossary.

      Agreement - introductory paragraph

      Access Easement - Section 1(E)

      Access Road - Section 1(E)

      Authorized Personnel - Section 12(A)

      Default Rate - Section 7(G)

      Easement Parcels - Section 1(F)

      Electric Easement - Section 1(C)

      Electric Facilities - Section 1(C)

      Gas Easement - Section 1(A)

      Gas Facilities - Section 1(A)

      Grantee - introductory paragraph

      Lease Agreement - Recital D

      material obligation - Section 21(D)

      Option Agreement - Recital C

      Parcel A - Section 1(A)

      Parcel B - Section 1(B)

      Parcel C - Section 1(C)

      Parcel D - Section 1(D)

      Parcel E - Section 1(E)

      Project - Recital A

      Project Agreements - Recital E

      Project Easements - Section 1(F)

      Project Facilities - Section 1(F)

      Project Site - Recital A

      Transaction Agreement - Recital B

      Tejon - introductory paragraph

      Term - Section 2

      Wastewater Easement - Section 1(D)

      Wastewater Facilities - Section 1(D)

      Water Easement - Section 1(B)

      Water Facilities - Section 1(B)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

TEJON RANCHCORP,                      PASTORIA ENERGY FACILITY LLC,
a California corporation              a Delaware limited liability company

                                      By: Enron Capital & Trade Resources Corp.,
By:________________________________       its sole member
   Dennis Mullins
   Vice President                     By:_______________________________________
                                         David Parquet
                                         Vice President

                                    EXHIBIT A
PARCEL A                            ---------
--------

      A strip of land located in Kern County, California, which strip of land is

___ feet (__') in width [which shall be no wider than the construction width]

and the centerline of which strip is described as follows:

      [This easement may extend beyond Sebastian Road upon payment of $2.00 per linear foot per year as provided in Section 3.2(d) of the Lease. Included in the fixed rent is approximately 9 miles of easement from the Project to Sebastian Road.]

                                    EXHIBIT B
PARCEL B                            ---------
--------

      A strip of land located in Kern County, California, which strip of land is

___ feet (__') in width [which shall be no wider than the construction width]

and the centerline of which strip is described as follows:

      [This easement may include easements from the Project to the California Aqueduct right of way, from the Project to the water bank facility, and from the Aqueduct right of way to the water bank facility. Tejon will grant any of these easements or all of them at no additional cost beyond the fixed rent already established.]

                                    EXHIBIT C
PARCEL C                            ---------
--------

      A strip of land located in Kern County, California, which strip of land is

___ feet (__') in width [which shall be no wider than the construction width]

and the centerline of which strip is described as follows:

                                    EXHIBIT D
PARCEL D                            ---------
--------

      A strip of land located in Kern County, California, which strip of land is

___ feet (__') in width [which shall be no wider than the construction width]

and the centerline of which strip is described as follows:

                                    EXHIBIT E
PARCEL E                            ---------
--------

      A strip of land located in Kern County, California, which strip of land is

___ feet (__') in width [which shall be no wider than the construction width]

and the centerline of which strip is described as follows: